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                                                                     EXHIBIT 4.3

                            PRIDE INTERNATIONAL, INC.

                                       and

                               JPMORGAN CHASE BANK

                                              Trustee.

                            -------------------------

                          SIXTH SUPPLEMENTAL INDENTURE

                           Dated as of April 28, 2003

                            -------------------------

                           Supplementing the Indenture
                                   dated as of
                                   May 1, 1997

                    3 1/4% CONVERTIBLE SENIOR NOTES DUE 2033

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                                TABLE OF CONTENTS

ARTICLE 1 SUPPLEMENT OF THE ORIGINAL INDENTURE...................................................      2

   Section 1.01.        Supplement to Article One of the Original Indenture......................      2
   Section 1.02.        Supplement to Article Two of the Original Indenture......................     18
   Section 1.03.        Supplement to Article Three of the Original Indenture....................     18
   Section 1.04.        Supplement to Article Four of the Original Indenture.....................     24
   Section 1.05.        Supplement to Article Five of the Original Indenture.....................     25
   Section 1.06.        Supplement to Article Eight of the Original Indenture....................     27
   Section 1.07.        Supplement to Article Nine of the Original Indenture.....................     29
   Section 1.08.        Supplement to Article Ten of the Original Indenture......................     30
   Section 1.09.        Supplement to Article Eleven of the Original Indenture...................     36
   Section 1.10.        New Article Fourteen.....................................................     51
   Section 1.11.        New Article Fifteen......................................................     57
   Section 1.12.        Effect of Article One....................................................     74

ARTICLE 2 THE NOTES..............................................................................     75

   Section 2.01.        Form and Terms...........................................................     75
   Section 2.02.        Designation and Amount...................................................     75
   Section 2.03.        Registered Securities....................................................     75

ARTICLE 3 REPRESENTATIONS OF THE COMPANY.........................................................     75

   Section 3.01.        Authority of the Company.................................................     75
   Section 3.02.        Truth of Recitals and Statements.........................................     75

ARTICLE 4 CONCERNING THE TRUSTEE.................................................................     76

   Section 4.01.        Acceptance of Trusts.....................................................     76
   Section 4.02.        No Responsibility of Trustee for Recitals, Etc...........................     76

ARTICLE 5 MISCELLANEOUS PROVISIONS...............................................................     76

   Section 5.01.        Relation to the Original Indenture.......................................     76
   Section 5.02.        Meaning of Terms.........................................................     76
   Section 5.03.        Counterparts of Supplemental Indenture...................................     77
   Section 5.04.        Governing Law............................................................     77

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         THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of April 28, 2003 between
Pride International, Inc., a Delaware corporation (successor by merger to Pride International, Inc., a Louisiana corporation formerly known as Pride Petroleum Services, Inc.) (the "Company"), and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), a New York banking corporation, as Trustee (the "Trustee") under the Indenture (as defined below),

                              W I T N E S S E T H:

         WHEREAS, the Company has duly authorized the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), which are to be issued in one or more series, and the Company has heretofore made, executed and delivered to the Trustee its Indenture dated as of May 1, 1997 (the "Original Indenture") pursuant to which the Securities are issuable;

         WHEREAS, the Original Indenture has been previously supplemented in connection with (a) the issuance of the Company's first series of Securities designated as its 9 3/8% Senior Notes due 2007, its second series of Securities designated as its 10% Senior Notes due 2009, its third series of Securities designated as its Zero Coupon Convertible Senior Debentures Due 2021, and its fourth series of Securities designated as its 2 1/2% Convertible Senior Notes Due 2007, pursuant to the First Supplemental Indenture dated as of May 1, 1997, the Second Supplemental Indenture dated as of May 26, 1999, the Third Supplemental Indenture dated as of January 16, 2001 and the Fifth Supplemental Indenture dated as of March 4, 2002, respectively, each between the Company and the Trustee and (b) the merger of Pride International, Inc., a Louisiana corporation ("Pride Louisiana"), into the Company and the succession, pursuant to the Fourth Supplemental Indenture dated as of September 10, 2001, between the Company and the Trustee, by the Company to the position of Pride Louisiana under the Indenture;

         WHEREAS, Sections 201, 301 and 901 of the Original Indenture provide that the form or terms of any series of Securities may be established in an Indenture supplemental thereto, and the Company desires to establish in this Sixth Supplemental Indenture both the form and terms of a series of Securities designated as its 3 1/4% Convertible Senior Notes Due 2033 (the "Notes");

         WHEREAS, Section 901 of the Original Indenture further provides that under certain conditions the Company and Trustee, may, without the consent of any Holders, from time to time and at any time, enter into an indenture or indentures supplemental thereto, for the purposes, inter alia, of adding to the covenants of the Company for the benefit of the Holders of all or any series of Securities, and adding any additional Events of Default, and the Company desires by means of this Sixth Supplemental Indenture to add to its covenants for the sole benefit of the Holders of the Notes and to add certain additional Events of Default, also solely for the benefit of such Holders; and

                                       1

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         WHEREAS, all things necessary to authorize the execution and delivery of this Sixth Supplemental Indenture, to establish the Notes as provided for in this Sixth Supplemental Indenture, and to make the Original Indenture, as supplemented by this Sixth Supplemental Indenture and as otherwise supplemented with applicability with respect to the Notes (the Original Indenture, as so supplemented, being sometimes referred to herein as the "Indenture"), a valid agreement of the Company, in accordance with its terms, have been done;

         NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and the purchase of the Notes by the Holders, the Company and the Trustee mutually covenant and agree, solely for the equal and proportionate benefit of the respective Holders from time to time of Notes, as follows:

                                   ARTICLE 1

                      SUPPLEMENT OF THE ORIGINAL INDENTURE

         Section 1.01. Supplement to Article One of the Original Indenture.
Section 101 of the Original Indenture is supplemented or superseded with respect to the Notes, in the case of definitional paragraphs that may be inconsistent, by inserting therein, in alphabetical order, the following definitional paragraphs:

                  "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the Fair Value of the properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

                  "Affiliate" of any specified Person means another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

                  "Applicable Stock Price" means, in respect of a Conversion Date, the average of the Sale Prices of a share of Common Stock over the five Trading Day period starting the third Trading Day following such Conversion Date.

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                  "Average Life" means, as of any date, with respect to any debt security or preferred stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or preferred stock multiplied in each case by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Average Sale Price" has the meaning specified in Section
         1501.

                  "Capital Lease Obligation" means, at any time as to any Person with respect to any Property leased by such Person as lessee, the amount of the liability with respect to such lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such Person prepared in accordance with GAAP. For purposes of Section 1009, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                  "Capital Stock" in any Person means any and all shares, interests, partnership interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

                  The term "certificated," when referring to the form of Notes, shall mean Notes in the form of Registered Securities under the Indenture other than Notes in global form, including as Book-Entry Securities or otherwise.

                  "Change in Control" means (i) a determination by the Company that any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than a Parent Holding Company has become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Voting Stock of the Company; (ii) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting Person are then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date, or (z) a Parent Holding Company; (iii) the Company, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or

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         substantially all of the assets of the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than a Parent Holding Company or a Wholly Owned Subsidiary of the Company); (iv) the liquidation or dissolution of the Company; or (v) the first day on which a majority of the individuals who constitute the Board of Directors are not Continuing Directors.

                  "Change in Control Purchase Date" has the meaning specified in
         Section 1110(a).

                  "Change in Control Purchase Price" has the meaning specified in Section 1110(a).

                  "Common Stock" means Common Stock, par value $.01 per share, of the Company as it exists on the Issue Date or any other Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

                  "Company Notice" has the meaning specified in Section 1117(d).

                  "Company Notice Date" has the meaning specified in Section 1117(d).

                  "Consolidated Current Liabilities" of any Person means, as of any date, the total liabilities (including tax and other proper accruals) of such Person and its subsidiaries (other than Non-Recourse Subsidiaries) on a consolidated basis at such date which may properly be classified as current liabilities in accordance with GAAP, after eliminating (1) all intercompany items between such Person and its subsidiaries (other than Non-Recourse Subsidiaries) or between subsidiaries (other than between a subsidiary that is not a Non-Recourse Subsidiary and Non-Recourse Subsidiaries) and (2) all current maturities of long-term Indebtedness.

                  "Consolidated Net Tangible Assets" of any Person means, as of any date, Consolidated Tangible Assets of such Person at such date, after deducting therefrom (without duplication of deductions) all Consolidated Current Liabilities of such Person at such date.

                  "Consolidated Tangible Assets" of any Person means, as of any date, the consolidated assets of such Person and its subsidiaries (other than Non-Recourse Subsidiaries) at such date, after eliminating intercompany items between such Person and its subsidiaries (other than Non-Recourse Subsidiaries) or between subsidiaries (other than between a subsidiary that is not a Non-Recourse Subsidiary and Non-Recourse Subsidiaries) and after deducting from such total (i) the net book value of all assets that would be

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         classified as intangibles under GAAP (including, without limitation, goodwill, organizational expenses, trademarks, trade names, copyrights, patents, licenses and any rights in any thereof) and (ii) any prepaid expenses, deferred charges and unamortized debt discount and expense, each such item determined in accordance with GAAP.

                  "Continuing Director" means an individual (i) who is a member of the full Board of Directors and (ii) either (A) who was a member of the Board of Directors on the Issue Date or (B) whose nomination for election or election to the Board of Directors was approved by vote of at least two-thirds of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved.

                  "Conversion Agent" means an office or agency where Notes may be presented for conversion pursuant to the terms and conditions of the Sixth Supplemental Indenture.

                  "Conversion Date" has the meaning specified in Section 1502.

                  "Conversion Price" has the meaning specified in Section 1501.

                  "Conversion Rate" has the meaning specified in Section 1501.

                  "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

                  "Exchange Act" has the meaning specified within the definition of "Change in Control" and also includes any successor statute.

                  "Ex-Dividend Time" has the meaning specified in Section 1501.

                  "Fair Market Value" means the fair market value as determined in good faith by the Board of Directors.

                  "Fair Value" means the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                  "GAAP" means, at any date, United States generally accepted accounting principles, consistently applied, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public

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         Accountants ("AICPA") and statements of the Financial Accounting
         Standards Board, or in such other statements by such other entity as may be designated by the AICPA, that are applicable to the circumstances as of the date of determination; provided, however, that all calculations made for purposes of determining compliance with the provisions set forth in Sections 1008, 1009 and 1010 shall utilize GAAP in effect at the Issue Date.

                  "Global Note" has the meaning specified in Section 305(b).

                  "Indebtedness" as applied to any Person means, at any time, without duplication, (i) any obligation of such Person, contingent or otherwise, for borrowed money; (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;
         (iii) any obligation of such Person for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable included in current liabilities incurred in respect of Property and services purchased in the ordinary course of business; (iv) any obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business); (v) any obligation of such Person under conditional sale or other title retention agreements relating to purchased Property (other than accounts payable incurred in the ordinary course of business);
         (vi) any obligation of such Person issued or assumed as the deferred purchase price of Property (other than accounts payable incurred in the ordinary course of business); (vii) any Capital Lease Obligation;
         (viii) any obligation of any other Person secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person, the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; (ix) any obligation of such Person in respect of any letter of credit supporting any obligation of any other Person; (x) the maximum fixed repurchase price of any Redeemable Stock of such Person (or if such Person is a subsidiary, any preferred stock of such Person); (xi) any Interest Swap Obligation or Currency Hedge Obligation of such Person; and (xii) any obligation that is in economic effect a guarantee, regardless of its characterization (other than an endorsement in the ordinary course of business or any performance guarantee), with respect to any Indebtedness of another Person, to the extent guaranteed. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock or subsidiary preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or subsidiary preferred stock as if such Redeemable Stock or subsidiary preferred stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Stock or

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         subsidiary preferred stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or subsidiary preferred stock. The amount of Indebtedness of any Person at any date shall be (x) the outstanding book value at such date of all unconditional obligations as described above and (y) the maximum liability of any such contingent obligation at such date.

                  "Indenture" has the meaning specified in the recitals to the Sixth Supplemental Indenture.

                  "Initial Purchaser" means Morgan Stanley & Co. Incorporated, as initial purchaser under the Purchase Agreement.

                  "Interest Swap Obligation" means, with respect to any Person, the obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in interest rates.

                  "Investment" means, with respect to any Person, any investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures or prepayments or deposits in the ordinary course of business) or similar credit extension constituting Indebtedness of such other Person or any guarantee of Indebtedness of any other Person; provided, however, that the term "Investment" shall not include any transaction involving the purchase or other acquisition (including by way of merger) of Property (including Capital Stock) by the Company or any Subsidiary in exchange for Capital Stock (other than Redeemable Stock) of the Company. The amount of any Person's Investment shall be the original cost of such Investment to such Person, plus the cost of all additions thereto paid by such Person, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or writeups, writedowns or writeoffs with respect to such Investment. In determining the amount of any investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Value at the time of such transfer as determined in good faith by the board of directors (or comparable body) of the Person making such transfer.

                  "Investment Grade Status" exists as of any time if at such time (i) the rating assigned to the Notes by Moody's is Baa3 (or the equivalent) or higher and (ii) the rating assigned to the Notes by S&P is BBB- (or the equivalent) or higher.

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                  "Issue Date" means the date on which the Notes are first
         authenticated and delivered under this Indenture.

                  "Legal Holiday" means a day that is not a Business Day in the Place of Payment for the Note.

                  "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Limited Recourse Indebtedness" means (i) Indebtedness with respect to the two drilling/workover barge rigs owned by the Company's Venezuelan Subsidiary as in effect on the Issue Date (the "Venezuelan Barge Financing"), (ii) Indebtedness with respect to two drillships owned by Andre Maritime Ltd. and Martin Maritime Ltd. as in effect on the Issue Date (the "Angola/Africa Drillship Financing") and (iii) Indebtedness incurred to finance the purchase, acquisition, renovation or construction of capital assets and related items (including interest added to principal), or refinancings thereof, (a) for which the recourse of the holder of such Indebtedness is effectively limited to such capital assets and related items or (b) in which the recourse and security are similar to (or more favorable to the Company and its Subsidiaries than) the Venezuelan Barge Financing or the Angola/Africa Drillship Financing.

                  "Liquidated Damages" means Liquidated Damages (as defined in the Registration Rights Agreement) owing with respect to the Notes under the Registration Rights Agreement.

                  "Market Capitalization" means an amount determined by multiplying the number of shares of Common Stock outstanding on the applicable date by the Average Sale Price as of such date.

                  "Market Price" means, as of any Repurchase Date, the average of the Sale Prices of a share of Common Stock over the five Trading Day period ending on the third Business Day prior to the applicable Repurchase Date (if the third Business Day prior to the applicable Repurchase Date is a Trading Day or, if it is not a Trading Day, then the five Trading Day period ending on the last Trading Day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day of such five Trading Day period and ending on such Repurchase Date, of any event described in Article Fourteen hereof that would result in an adjustment of the Conversion Rate.

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                  "Maturity" means the date on which the principal of a Note becomes due and payable as provided therein or in this Indenture, whether at the Stated Maturity or by declaration of acceleration or otherwise.

                  "Moody's" means Moody's Investors Service, Inc., and includes any successor to its credit ratings business.

                  "98% Trading Exception" has the meaning specified in Section 1501.

                  "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of a Non-Recourse Subsidiary as to which (a) neither the Company nor any Subsidiary provides credit support constituting Indebtedness of the Company or any Subsidiary or is otherwise directly or indirectly liable (other than such Indebtedness permitted to be incurred under the definition of Non-Recourse Subsidiary) and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would permit (upon notice or lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Non-Recourse Subsidiary" means (i) any subsidiary of the Company that at the time of determination will be designated a Non-Recourse Subsidiary by the Board of Directors as provided below and
         (ii) any subsidiary of a Non-Recourse Subsidiary. The Board of Directors may designate any subsidiary of the Company as a Non-Recourse Subsidiary so long as (a) neither the Company nor any Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such subsidiary or has made an Investment in such subsidiary, subject to the proviso described below; (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice or lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) such designation does not result in the creation or imposition of any Lien on any Property of the Company or any Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with
         Section 1009 hereof); provided, however, that with respect to clause
         (a), the Company or a Subsidiary may be liable for Indebtedness of, or may have an Investment in, a Non-Recourse Subsidiary if (x) at the time of incurrence, such liability or Investment,

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         together with all other liabilities and Investments within clause (a)
         outstanding at such time, does not exceed 5% of the Company's Consolidated Net Tangible Assets, or (y) at the time of designation of such subsidiary as a Non-Recourse Subsidiary, such liability or Investment, together with all other liabilities and Investments within clause (a) outstanding at such time, does not exceed 5% of the Company's Consolidated Net Tangible Assets (calculated as if such subsidiary were a Non-Recourse Subsidiary). Any such designation by the Board of Directors shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors may designate any Non-Recourse Subsidiary as a Subsidiary if, immediately after giving effect to such designation, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) if any Property of the Company or any of its Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 1009 hereof.

                  "Notes" has the meaning specified in the recitals to the Sixth Supplemental Indenture to this Indenture.

                  "Original Indenture" means the Indenture, dated as of May 1, 1997, between the Company and the Trustee, as originally executed.

                  "Parent Holding Company" means (a) from and after the time the Common Stock is not listed on a United States or foreign national or regional securities exchange or traded through the National Association of Securities Dealers Automated Quotation System or similar system or another Person succeeds to and is substituted for the Company under this Indenture, a Person which, immediately after such time, had substantially the same stockholders, directly or indirectly, as the Company immediately prior to such time with holdings in substantially the same proportion as such stockholders' holdings in the Company immediately prior to such time, (b) from and after the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the Company's and the Subsidiaries' assets, the Company (as determined prior to the transaction) and (c) each Wholly Owned Subsidiary of another Parent Holding Company.

                  "Permitted Liens" means (a) Liens in existence on the Issue Date; (b) Liens created for the benefit of the Notes; (c) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into, or otherwise acquired by, the Company or a Subsidiary (and not incurred as a result of, or in anticipation of, such transaction), provided that such Liens relate solely to such Property and the proceeds thereof and accessories and upgrades thereto;
         (d) Liens on Property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of, such transaction), provided that such Liens relate solely to such Property and the proceeds thereof and accessories and upgrades thereto; (e) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance bonds or

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         other obligations of a like nature incurred in the ordinary course of business; (f) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens and Liens for master's and crew's wages and other similar maritime Liens, and incurred in the ordinary course of business; (g) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of property and defects, irregularities and deficiencies in title to property that do not, individually or in the aggregate, materially affect the ability of the Company and its Subsidiaries, taken as a whole, to conduct the business presently conducted; (h) Liens for taxes or assessments or other governmental charges or levies not yet due and payable, or the validity of which is being contested by the Company or a Subsidiary in good faith appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made; (i) Liens to secure Indebtedness incurred for the purpose of financing all or a part of the purchase price or construction cost of Property (including the cost of upgrading or refurbishing rigs or drillships) acquired or constructed after the Issue Date, provided that (1) the principal amount of Indebtedness secured by such Liens shall not exceed 100% of the lesser of cost or Fair Market Value of the Property so acquired, upgraded or constructed plus transaction costs related thereto, (2) such Liens shall not encumber any other Property of the Company or any Subsidiary (other than the proceeds thereof and improvements, accessions and upgrades thereto) and (3) such Liens shall attach to such Property within 180 days of the date of the later of commencement of commercial operations of such Property and completion of the construction, acquisition, upgrade or improvement of such Property; (j) Liens securing Capital Lease Obligations and other obligations, provided that such Liens secure Capital Lease Obligations and other obligations which, when combined with (1) the outstanding secured Indebtedness of the Company and its Subsidiaries (other than Indebtedness secured by Liens described under clauses (b) and (i) hereof) and (2) the aggregate amount of all other Capital Lease Obligations and other obligations of the Company and its Subsidiaries, do not exceed 10% of the Company's Consolidated Net Tangible Assets;
         (k) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (a), (b), (c), (d) and (i), provided that such Liens do not extend to any other Property of the Company or any Subsidiary (other than the proceeds thereof and accessions and upgrades thereto) and the principal amount of the Indebtedness secured by such Liens is not increased; (1) any charter or lease of drilling rigs in the ordinary of course of business; (m) leases or subleases of property to other Persons in the ordinary course of business; (n) Liens securing Non-Recourse Indebtedness; (o) Liens securing Indebtedness (and any guarantee or pledge) under one or more credit facilities, in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $100 million and (B) an amount equal to 10% of the Company's Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness (plus interest and fees under such facilities); (p) judgment liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been only initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (q) rights of set-off of banks and other Persons; (r) other deposits made in the ordinary course of business to secure liability to insurance carriers under insurance or self-insurance arrangements; (s) Liens securing reimbursement obligations under letters of credit, entered into in the ordinary course of business if in each case such Liens cover only the title documents and related goods (and any proceeds thereof) covered by the related letter of credit; (t) Liens or equitable encumbrances deemed to exist by reason of fraudulent conveyance or transfer laws or negative pledge or similar agreements to refrain from permitting Liens; and (u) Liens securing up to $500 million of other Indebtedness.

                  "Permitted Subsidiary Indebtedness" means any of the following Indebtedness of a Subsidiary, other than guarantees of the Company's Indebtedness (provided that a pledge of assets to secure Indebtedness for which the pledgor is not otherwise liable shall not be considered a guarantee): (i) Indebtedness or preferred stock issued to and held by the Company or a Wholly Owned Subsidiary, so long as any transfer of such Indebtedness or preferred stock to a Person other then the Company or a Wholly Owned Subsidiary of the Company shall be deemed to constitute the issuance of such Indebtedness or preferred stock by the issuer; (ii) Indebtedness or preferred stock of a Subsidiary that existed at the time such Person became a Subsidiary (other than Indebtedness or preferred stock issued in connection with or in anticipation of that Person becoming a Subsidiary); (iii) Indebtedness or preferred stock outstanding on the Issue Date; (iv) Indebtedness (and any guarantee or pledge) under one or more credit facilities, in an aggregate principal amount at any one time outstanding not to exceed $250 million plus the greater of (x) $100 million and (y) an amount equal to 10% of the Company's Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness (plus interest and fees under such facilities); (v) Indebtedness under Interest Swap Obligations if (a) such Interest Swap Obligations are related to payment obligations on Indebtedness, and (b) the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate; (vi) Indebtedness under Currency Hedge Obligations if (x) such Currency Hedge Obligations are related to payment obligations on Indebtedness or to the foreign currency cash flows reasonably expected to be generated by the Company and the Subsidiaries, and (y) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of the Indebtedness and the amount of the foreign currency cash flows to which such Currency Hedge Obligations relate;
         (vii) Indebtedness for bid performance bonds, surety bonds, appeal bonds and letters of credit or similar arrangements issued for the account of the Company or any Subsidiary, in each case in the ordinary course of business; (viii) Permitted Subsidiary Refinancing Indebtedness; (ix) preferred stock issued in exchange for, or the proceeds of which are used to refinance, repurchase or redeem, Indebtedness or preferred stock described in clauses (ii) and (iii) above (the "Retired Indebtedness or Stock"), if the preferred stock so issued has (a) a liquidation value not in excess of the principal amount or liquidation value of the Retired Indebtedness or Stock plus related expenses for redemption and issuance, and (b) a redemption date later than the stated maturity or redemption date (if any) of the Retired Indebtedness or Stock; (x) Indebtedness of a Subsidiary that represents the assumption by that Subsidiary of Indebtedness of another Subsidiary (other than Non-Recourse Indebtedness) in connection with a merger of those Subsidiaries, if no Subsidiary existing on the Issue Date or any successor assumes or otherwise becomes responsible for any Indebtedness of an entity that is not a Subsidiary on the Issue Date except to the extent that a Subsidiary would be permitted to incur such Indebtedness under this definition; (xi) Indebtedness to finance the construction and operation of the drillships Pride Africa and Pride Angola pursuant to the credit agreements among the Company, certain of its Subsidiaries, and lenders thereunder, as in effect on the Issue Date, and any refinancings or replacements thereof; and (xii) Indebtedness or preferred stock of any Subsidiary, which when taken together with all other Indebtedness and preferred stock of the Subsidiaries (except Indebtedness or preferred stock incurred pursuant to clauses (i), (ii), (iv), (v), (vi), (vii) and (xi) of this definition and clauses (viii) and (ix) of this definition to the extent relating to Indebtedness incurred pursuant to clauses (i), (ii), (iv),
         (v), (vi) and (vii) of this definition), does not exceed at any one time outstanding the greater of (x) $100 million and (y) 15% of the Company's Consolidated Net Tangible Assets determined as of the date of incurrence of such Indebtedness.

                  "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Subsidiary incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of such Subsidiary or any other Subsidiary (provided that, if any Subsidiary that is an obligor on the Indebtedness being exchanged, renewed, extended, refinanced, refunded or repurchased (the "Existing Indebtedness") is a Subsidiary Guarantor, each Subsidiary that is an obligor on such Permitted Refinancing Subsidiary Indebtedness, if not an obligor on the Existing Indebtedness, must become a Subsidiary Guarantor), which outstanding Indebtedness was incurred in accordance with or is otherwise permitted by the terms of this Indenture, provided that (a) if the

         Indebtedness being renewed, extended, refinanced, refunded or repurchased is equal or subordinated in right of payment to the Subsidiary Guarantees, then such new Indebtedness is equal or subordinated, as the case may be, in right of payment (without regard to its being secured) to the Subsidiary Guarantees at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased; (b) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased; (c) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; and (d) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with
         GAAP) plus the amount of reasonable fees, expenses and any premium incurred by the Company or such Subsidiary in connection therewith.

                  "Principal Amount" means, with respect to any Note, the principal amount due at the Stated Maturity thereof as set forth on the face of the Note.

                  "Principal Value Conversion" has the meaning specified in
         Section 1501.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Purchase Agreement" means the Purchase Agreement dated April 22, 2003 between the Company and the Initial Purchaser.

                  "Purchase Price" has the meaning specified in Section 1117(a).

                  "Redeemable Stock" means, with respect to any Person, any equity security that by its terms or otherwise is required to be redeemed, or is redeemable at the option of the holder thereof, at any time prior to one year following the Stated Maturity of the Notes or is exchangeable into Indebtedness of such Person or any of its subsidiaries.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated April 28, 2003 between the Company and the Initial Purchaser and certain permitted assigns.

                  "Repurchase Date" has the meaning specified in Section
         1117(a).

                  "Repurchase Notice" has the meaning specified in Section 1117(a)(1).

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "S&P" means Standard & Poor's Ratings Services, and includes any successor to its credit ratings business.

                  "Sale and Lease-Back Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

                  "Sale Price of a share of Common Stock" or "Sale Price" means, on any date, the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) for the Common Stock on such date (or, if such date is not a Trading Day, on the last Trading Day prior to such date) as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or by the National Quotation Bureau Incorporated.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

                  "Sixth Supplemental Indenture" means the Sixth Supplemental Indenture, dated as of the Issue Date, between the Company and the Trustee, supplementing and amending the Original Indenture as set forth therein.

                  "Subordinated Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor that is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, pursuant to a written agreement to that effect and does not mature prior to one year following the Stated Maturity of the Notes.

                  The term "subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity more than 50% of the outstanding partnership or similar interests of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person and (iii) any limited partnership of which such Person or any subsidiary of such Person is a general partner.

                  "Subsidiary" means a subsidiary of the Company other than a Non-Recourse Subsidiary.

                  "Subsidiary Guarantee" means any guarantee of the Notes by any Subsidiary Guarantor in accordance with the provisions described under Article Fourteen hereof.

                  "Subsidiary Guarantor" means (i) each of the Company's Subsidiaries, if any, executing this Indenture and (ii) any Person that becomes a successor guarantor of the Notes in compliance with the provisions described under Article Fourteen hereof.

                  "Tax Original Issue Discount" means the amount of ordinary interest income on a Note that must be accrued as original issue discount for United States Federal income tax purposes pursuant to U.S. Treasury Regulation Section 1.1275-4.

                  "Time of Determination" has the meaning specified in Section 1501.

                  "Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Sale Price or the independent nationally recognized securities dealers used to determine the Trading Price, as applicable, is open for trading or quotation; provided, however, that, in a context where both the Sale Price and Trading Price are required, "Trading Day" means each day on which both the securities exchange or quotation system which is used to determine the Sale Price and the independent nationally recognized securities dealers used to determine the Trading Price are open for trading or quotation.

                  "Trading Price per $1,000 Principal Amount of Notes" or "Trading Price" means, on any Trading Day, the average of the secondary market bid quotations (expressed as Dollars per $1,000 Principal Amount of Notes) obtained by the Trustee for $10,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one such bid or, in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then (a) for purposes of evaluating the 98% Trading Exception, the Trading Price per $1,000 Principal Amount of Notes for such Trading Day shall be deemed to be less than 98% of the product of (i) the Conversion Rate in effect as of such Trading Day and (ii) the Sale Price of a share of Common Stock on such Trading Day and (b) for purposes of determining whether contingent interest is payable in respect of any six-month interest period, the Trading Price per $1,000 Principal Amount of Notes for such Trading Day shall be deemed to be equal to the Trading Price per $1,000 Principal Amount of Notes on the Trading Day nearest thereto for which the Trading Price was determined for purposes of this Indenture and to which this proviso did not apply (provided that, if there are two such Trading Days equally near to the applicable Trading Day, the earlier of the two shall be used).

                  "Transfer Restricted Notes" has the meaning specified in
         Section 305(d).

                  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock or other interests (including partnership interests) in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

                  "Wholly Owned Subsidiary" means, with respect to any Person, any subsidiary of such Person to the extent (i) all of the Voting Stock or other ownership interests in such subsidiary, other than any director's qualifying shares mandated by applicable law, is owned directly or indirectly by such Person or (ii) such subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such subsidiary to transact business in such foreign jurisdiction, provided, in the case of clause (ii), that such Person, directly or indirectly, owns the remaining Capital Stock or ownership interest in such subsidiary and, by contract or otherwise, controls the management and business of such subsidiary and derives the economic benefits of ownership of such subsidiary to substantially the same extent as if such subsidiary were a wholly owned subsidiary.

         Section 1.02. Supplement to Article Two of the Original Indenture. The Original Indenture is supplemented with respect to the Notes by revising the second sentence within the second full paragraph of Section 204(c) to read as follows:

                  Upon receipt of such notice, or if either (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Book-Entry Securities representing the Notes and a successor Depositary is not appointed by the Company within 90 days of such notice or (2) an Event of Default has occurred with respect to the Notes and is continuing and the Security Registrar has received a request from the Depositary or the Trustee to issue Registered Securities not in global form, then in any such case the Depositary shall promptly surrender or cause the surrender of its Book-Entry Security or Securities to the Trustee. Concurrently therewith (or within 30 days of any request referred to in the preceding clause (2) of this paragraph), Registered Securities not issued in global form will be issued in an aggregate principal amount equal to the principal amount of the Book-Entry Security or Securities theretofore held by or on behalf of the Depositary.

         Section 1.03. Supplement to Article Three of the Original Indenture.
Section 305 of the Original Indenture is supplemented with respect to the Notes by adding (i) the reference "(a)" prior to the current text of Section 305 and
(ii) the following provisions thereafter (provided that, in the event of inconsistency between the following provisions and the provisions of Section 305 of the Original Indenture (now Section 305(a)), the following provisions shall control):

                  (b) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (collectively, the "Global Note"). Transfers, exchanges and redemptions of beneficial interests in the Global Note shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of the Global Note as set forth on the face of the Note to reflect any such transfers, exchanges and redemptions. Except as provided below, beneficial owners of the Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of the Global Note for any purposes under this Indenture.

                  (c) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on The PORTAL Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

                  (d)      Every Note that bears or is required under this
         Section 305(d) to bear the legend set forth in this Section
         305(d) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 305(e), collectively, the "Transfer Restricted Notes") shall be subject to the restrictions on transfer set forth in this Section 305(d) (including those set forth in the legend set forth below), and the Holder of each such Transfer Restricted Note, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 305(d) and 305(e), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Transfer Restricted Note. The Company shall not register any transfer of a Transfer Restricted Note not made in accordance with the restrictions on transfer set forth in this
         Section 305.

                  Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 305(e), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer):

                  THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF PRIDE INTERNATIONAL, INC. (THE

         "COMPANY") THAT THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD UNDER RULE 144(k) (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. [INCLUDE FOLLOWING IF THE SECURITY IS IN CERTIFICATED FORM: PRIOR TO A TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (4) ABOVE), THE HOLDER OF THIS SECURITY MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AND, IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (3) ABOVE, A LEGAL OPINION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS.] THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A QUALIFIED INSTITUTIONAL BUYER.

                  Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such Note for exchange to the Security Registrar in accordance with the provisions of this Section 305, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 305(d).

                  Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 305(c) and in this Section 305(d)), the Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co. Any transfer of any beneficial interest in the Global Note shall only be permitted if such transfer is in compliance with the provisions of Section 305(d) applicable to transfers of the Notes and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

                  If a Note in certificated form is issued in exchange for any portion of the Global Note after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such Note, but will be payable on such Interest Payment Date, subject to the provisions of the Note, only to the person to whom interest in respect of such portion of the Global
         Note is payable in accordance with the provisions of this Indenture and the Notes.

                  Notes in certificated form issued in exchange for all or a part of the Global Note pursuant to Section 204 and this Section 305 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Notes in certificated form to the persons in whose names such Notes in certificated form are so registered.

                  At such time as all interests in the Global Note have been redeemed, converted, canceled, exchanged for Notes in certificated form, or transferred to a transferee who receives Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian for Cede & Co. At any time prior to such cancellation, if any interest in the Global Note is redeemed, converted, repurchased or canceled, the Principal Amount of the Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian for Cede & Co., be appropriately reduced and an endorsement shall be made on such Global Note, by the Trustee or the Custodian for Cede & Co., at the direction of the Trustee, to reflect such reduction.

                  (e) Every stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Note that bears or is required under this Section 305(e) to bear the legend set forth in this Section 305(e) shall be subject to the restrictions on transfer set forth in this Section 305(e) (including those set forth in the legend set forth below), and the holder of such Common Stock issued upon conversion of a Transfer Restricted Note, by such holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. The Company shall not register any transfer of Common Stock issued upon conversion of such a Transfer Restricted Note not made in accordance with the restrictions on transfer set forth in this
         Section 305.

                  Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY

         PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF PRIDE INTERNATIONAL, INC. (THE "COMPANY") THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD UNDER RULE 144(k) (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER APPLICABLE TO THIS SECURITY, THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRANSFER AGENT) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. PRIOR TO A TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (3) ABOVE), THE HOLDER OF THIS SECURITY MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AND, IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (2) ABOVE, A LEGAL OPINION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 305(e).

                  (f) Any Note or Common Stock issued upon the conversion or exchange of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

                  (g) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in the Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         Section 1.04. Supplement to Article Four of the Original Indenture. The Original Indenture is supplemented with respect to the Notes by (a) adding the words "Article Fifteen and" immediately before the words "Sections 305" in the last paragraph of Section 401 and (b) inserting the following provision in Article Four:

                  SECTION 405. Discharge of Subsidiary Guarantees.

                  The obligations of each Subsidiary Guarantor with respect to its Subsidiary Guarantee and under this Indenture shall be discharged automatically to the same extent as the obligations of the Company with respect to the Notes are discharged pursuant to this Article Four (in addition to any release or discharge pursuant to Section 1404), and such obligations of each Subsidiary Guarantor so discharged shall be subject to reinstatement pursuant to Section 404 in the event that such obligations of the Company shall be reinstated (unless released or discharged pursuant to Section 1404).

         Section 1.05. Supplement to Article Five of the Original Indenture.

                  (a) Section 501 of the Original Indenture is supplemented with respect to the Notes by deleting provisions (3) and (4) thereto (without renumbering) and adding the following provisions (8)-(14) thereto:

                  (8) the Company (i) defaults in the payment (other than payment in shares of Common Stock or cash in lieu of fractional interests in shares of Common Stock, which is covered by clause (ii) of this Section 501(8)) of the Principal Amount, Redemption Price, Purchase Price or Change in Control Purchase Price with respect to any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, or (ii) defaults in the delivery of shares of Common Stock (or cash in lieu of fractional interests in shares of Common Stock) in accordance with the terms hereof when such Common Stock or cash is required to be delivered upon conversion or purchase of a Note and such default in this clause (ii) is not remedied for a period of 10 days;

                  (9) the Company fails to comply with any of its covenants or agreements contained in Section 801 or Section 1110 hereof;

                  (10) default in the performance or breach of any covenant or agreement of the Company or any Subsidiary Guarantor contained in the Notes, any Subsidiary Guarantee or this Indenture (other than a covenant or agreement a default in performance or breach of which is specifically dealt with) and continuance of such default or breach for a period of 30 days after written notice thereof has been mailed, by registered or certified mail, to the Company or such Subsidiary Guarantor by the Trustee or to the Company or such Subsidiary Guarantor and the Trustee by the Holders of at least 25% of the aggregate principal amount of the outstanding Notes;

                  (11) Indebtedness (other than Non-Recourse Indebtedness or Limited Recourse Indebtedness) of the Company or any Subsidiary is not paid when due within the applicable grace period or is accelerated by the holders thereof and, in either case, the aggregate principal amount of such due and unpaid or accelerated Indebtedness exceeds $10 million;

                  (12) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of any Subsidiary that constitutes a Significant Subsidiary or any group of

         Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging such Subsidiary or Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Subsidiary or Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Subsidiary or Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

                  (13) the commencement by any Subsidiary that constitutes a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case of proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Subsidiary or Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such Subsidiary or Subsidiaries, or the filing by such Subsidiary or Subsidiaries, of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by such Subsidiary or Subsidiaries to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Subsidiary or Subsidiaries or of any substantial part of the property of such Subsidiary or Subsidiaries, or the making by such Subsidiary or Subsidiaries of an assignment for the benefit of creditors, or the admission by such Subsidiary or Subsidiaries in writing of the inability of such Subsidiary or Subsidiaries to pay the debts of such Subsidiary or Subsidiaries generally as they become due, or the taking of corporate action by such Subsidiary or Subsidiaries in furtherance of any such action; or

                  (14) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Subsidiary Guarantee in accordance with this Indenture).

                  (b) The first paragraph of Section 502 of the Original Indenture is superseded with respect to the Notes by the following provision:

         If an Event of Default with respect to any Notes at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the Principal Amount on the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), except that, in the case of an Event of Default specified in clause (10) of Section 501, if the Event of Default affects more than one series of Securities, the Trustee, or the Holders of not less than 25% in principal amount of the Outstanding Securities, of all series of Securities shall be required to make such declaration. Upon any such declaration, such amount shall become immediately due and payable. If an Event of Default described in clause
         (5), (6), (12) or (13) of Section 501 shall occur, the Principal Amount on the Notes to and including the date of occurrence of such event ipso facto shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         Section 1.06. Supplement to Article Eight of the Original Indenture.
Section 801 of the Original Indenture is superseded with respect to the Notes by the following provisions:

                  The Company will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary or any other Person into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, unless:

                  (i) either (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or which acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (such Person, the "Surviving Entity"), shall be a Person organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, the Bahamas, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, France, the Netherlands or the Netherlands Antilles and shall expressly assume, by a supplement to this Indenture, the due and punctual payment of all amounts owing on all the Notes and the performance of the Company's covenants and obligations under this Indenture;

                  (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing or would result therefrom;

                  (iii) in the event that the Company or the Surviving Entity is organized in a jurisdiction other than the United States which is different from the jurisdiction in which the obligor on the Notes was organized immediately before giving effect to the transaction or series of transactions, (a) the Company or such Surviving Entity, as applicable, delivers to the Trustee an Opinion of Counsel stating that
         (1) the obligations of the Company or the Surviving Entity, as applicable, are enforceable under the laws of the new jurisdiction of its formation subject to customary exceptions and (2) the Holders of Notes will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the transaction or series of transactions and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such transaction or series of transactions had not occurred, (b) the Company or such Surviving Entity, as applicable, agrees in writing to submit to jurisdiction to the competent courts of the State of New York or the federal district court sitting in The City of New York and appoints an agent in the State of New York for the service of process, each under terms satisfactory to the Trustee and
         (c) the Board of Directors of the Company or the comparable governing body of such Surviving Entity, as applicable, determines in good faith that such transaction will have no material adverse effect on any Holder of Notes and a Board Resolution (or its equivalent if the Surviving Entity is not a corporation) to that effect is delivered to the Trustee; and

                  (iv) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, assignment, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with.

         Section 1.07. Supplement to Article Nine of the Original Indenture.

                  (a) Section 901 of the Original Indenture is supplemented with respect to the Notes by inserting the following provisions at the end of Section 901:

                  (9) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986);

                  (10) to add any Subsidiary Guarantor or release any Subsidiary Guarantor as provided in Article Four or Section 1404;

                  (11) to release any Subsidiary Guarantor pursuant to the terms of this Indenture other than as provided in Article Four or
         Section 1404, provided that such action will not adversely affect the interests of the Holders in any material respect; or

                  (12) to provide for the assumption of the obligations of the Company in any case contemplated by Section 1514 hereof.

                  (b) Article Nine of the Original Indenture is supplemented with respect to the Notes by inserting the following provisions at the end of Article Nine:

         SECTION 908. Supplemental Indentures with Consent of Holders of Notes.

                  Notwithstanding Section 902, without the consent of each Holder affected, an amendment or supplement to this Indenture or the Notes may not:

                  (1) make any change to the principal amount of the Notes whose Holders must consent to an amendment or supplement to this
         Section 907;

                  (2)      reduce the Conversion Rate applicable to the Notes;

                  (3) reduce the Redemption Price or Change in Control Purchase Price of any Note or extend the date on which the Change in Control Purchase Price of any Note is payable;

                  (4) subordinate in right of payment, or otherwise subordinate, the Notes or any Subsidiary Guarantee to any other Indebtedness;

                  (5) make any change that materially and adversely affects the right to convert any Note; or

                  (6) make any change that materially and adversely affects the right to require the Company to purchase the Notes upon a Change in Control in accordance with the terms thereof and this Indenture.

         Section 1.08. Supplement to Article Ten of the Original Indenture.

                  (a) Section 1001 of the Original Indenture is supplemented with respect to the Notes by inserting the following three paragraphs at the end thereof:

                  The Company will pay contingent interest in respect of any six-month interest period from May 1 to October 31 or November 1 to April 30 commencing on or after May 1, 2008 for which the Trading Price for each of the five Trading Days immediately preceding the first day of such six-month interest period equals 120% or more of $1,000 per $1,000 Principal Amount of Notes. For any six-month interest period in respect of which contingent interest is payable, the contingent interest payable on each $1,000 Principal Amount of Notes shall equal 0.25% of the average Trading Price per $1,000 Principal Amount of Notes during the five Trading Day measuring period immediately preceding the first day of such six-month interest period.

                  Contingent interest due under this Article Ten shall be treated for all purposes of this Indenture like any other interest accruing on the Notes. By the first Business Day of a six-month interest period in respect of which contingent interest will be paid, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News stating that contingent interest will be paid on the Notes and identifying the six-month interest period.

                  (b) The first sentence of Section 1002 of the Original Indenture is superseded with respect to the Notes by the following sentence:

                  The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Security Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

                  (c) Article Ten of the Original Indenture is supplemented with respect to the Notes by inserting the following Sections at the end thereof:

                  SECTION 1008. Limitation on Sale and Lease-Back Transactions.

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Lease-Back Transaction unless (i) the proceeds from such Sale and Lease-Back Transaction are at least equal to the Fair Market Value of the Property being transferred and (ii) the Company or such Subsidiary would have been permitted to enter into such transaction under the tests described under Section 1009 hereof.

                  SECTION 1009. Limitation on Liens.

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, affirm, incur, assume or suffer to exist any Liens, other than Permitted Liens, on or with respect to any Property of the Company or such Subsidiary or any interest in such Property or any income or profits from such Property, whether owned at the Issue Date or thereafter acquired, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) any Indebtedness so secured.

                  SECTION 1010. Limitation on Non-Guarantor Subsidiaries.

                  The Company will not permit any Subsidiary that is not a Subsidiary Guarantor to incur any Indebtedness, other than Indebtedness of Non-Recourse Subsidiaries and Permitted Subsidiary Indebtedness, unless: (i)(A) such Subsidiary simultaneously executes and delivers a supplement to this Indenture providing for a Subsidiary Guarantee of the Notes by such Subsidiary and (B) with respect to Indebtedness in the form of a guarantee of Subordinated Indebtedness of the Company by such Subsidiary, any such guarantee shall be subordinated to such Subsidiary's Subsidiary Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes; (ii) such Subsidiary waives, and agrees not in any manner whatsoever to exercise any right or claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee until such time as the obligations guaranteed thereby are paid in full; and (iii) such Subsidiary shall deliver to the Trustee an Opinion of Counsel of independent legal counsel to the effect that such supplement has been duly executed and authorized and such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

                  SECTION 1011. Reports.

                  The Company and any Subsidiary Guarantors shall file with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if the Company were subject to Section 13 or 15 of the Exchange Act, in each case on or before the dates on which such reports and other documents would have been required to have been filed with the Commission if the Company had been subject to Section 13 or 15 of the Exchange Act, beginning with the Company's fiscal quarter ended March 31, 2003. The Company shall also (i) file with the Trustee (with exhibits), and provide to each Holder of Notes (without exhibits), without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (ii) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, supply at the Company's cost copies of such reports and documents (including any exhibits thereto) to any Holder of Notes promptly upon written request. The Company shall at all times comply with Trust Indenture Act Section 314(a).

                  SECTION 1012. Taxes.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

                  SECTION 1013. Liquidated Damages.

                  (a) Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Liquidated Damages to the extent that, in such context, Liquidated Damages are, were or would be payable in respect thereof pursuant to the provisions of the Registration Rights Agreement and express mention of the payment of Liquidated Damages (if applicable) in any provisions hereof shall not be construed as excluding Liquidated Damages in those provisions hereof where such express mention is not made; provided, however, that, if a conflict or inconsistency with respect to Liquidated Damages exists between the Registration Rights Agreement and this Indenture, this Indenture shall control with respect to timing and mechanics of payment, and the Registration Rights Agreement shall control otherwise (including with respect to whether and the amount of Liquidated Damages payable). For the avoidance of doubt, this Section 1013 shall not give rise to an independent obligation of the Company to pay Liquidated Damages and is included in this Indenture only to establish the timing and mechanics of payment of Liquidated Damages but only to the extent payable pursuant to the Registration Rights Agreement.

                  (b) If Liquidated Damages are payable pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such Liquidated Damages are payable. Unless and until a Responsible Officer receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages are payable.

                  SECTION 1014. Stay, Extension and Usury Laws.

                  Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and each of the Company and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  SECTION 1015. Suspension of Certain Covenants During Investment Grade Status Period.

                  If, during any period, the Notes shall achieve and continue to maintain Investment Grade Status and no Event of Default shall have occurred and then be continuing (such period being referred to as an "Investment Grade Status Period"), then, immediately upon the Company's delivery to the Trustee of an Officers' Certificate certifying the existence of an Investment Grade Status Period, the covenants set forth in Sections 1010 and 1011 shall be suspended and shall not during such Investment Grade Status Period be applicable to the Company and its Subsidiaries. Further, no failure to comply with Section 1010 or 1011 during an Investment Grade Status Period by the Company or any Subsidiary shall constitute a Default or Event of Default in the event that the suspended covenants shall be subsequently reinstated. As soon as practicable following the termination of any Investment Grade Status Period, the Company shall notify the Trustee thereof in writing; provided, however, that the failure of the Company to give such notice shall not avoid the reinstatement of the suspended covenants, which reinstatement shall occur concurrently with the termination of such Investment Grade Status Period.

                  SECTION 1016. Contingent Debt Tax Treatment. The Company agrees, and by acceptance of a Note or beneficial interest in a Note, each Holder and beneficial holder of the Note is deemed to have agreed, with respect to each of the matters set forth in (a) and (b) below, as follows:

                  (a) Tax Treatment:

                           (i) to treat the Notes as indebtedness of the Company for all tax purposes;

                           (ii) to treat the Notes as indebtedness that is subject to the special regulations governing contingent payment debt instruments that are contained in U.S. Treasury Regulation section 1.1275-4; and

                           (iii) to treat any payment to and receipt by a holder of Common Stock upon conversion of a Note as a contingent payment that may result in an adjustment under U.S. Treasury Regulation section 1.1275-4(b).

                  (b) Comparable Yield and Projected Payment Schedule. Solely for purposes of applying U.S. Treasury Regulation section 1.1275-4 to the Notes:

                  (i) for United States Federal Income tax purposes, the Company shall accrue interest with respect to outstanding Notes as Tax Original Issue Discount according to the "noncontingent bond method," as set forth in U.S. Treasury Regulation section 1.1275-4(b);

                  (ii) the Company has determined that the comparable yield, as defined in U.S. Treasury Regulation section 1.1275-4(b) (4) (i), for the Notes is 8.25%, compounded semiannually;

                  (iii) the Company has determined that the projected payment schedule, as defined in U.S. Treasury Regulation section 1.1275-4(b)
         (ii), for the Notes consists of the projected payment schedule referred to in (v) below;

                  (iv) the Company acknowledges and agrees, and each Holder and any beneficial holder of the Note, by its acceptance of a Note or beneficial interest in a Note, shall be deemed to acknowledge and agree that (A) the projected payment schedule is determined on a basis of an assumption of linear growth of stock price, (B) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying U.S. Treasury Regulation section 1.1275-4(b) to the Notes and (C) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Notes; and

                  (v) the projected payment schedule, as defined in U.S. Treasury Regulation section 1.1275-4(b) (4) (ii) for the Notes is set forth in Annex 1 hereto.

                  SECTION 1017. Calculation of Tax Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                  SECTION 1018. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof which continue to be Transfer Restricted Notes in connection with any sale thereof, and to any prospective purchaser of such Notes or such Common Stock designated by such holder or beneficial holder in such connection, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of such Notes or such Common Stock. In addition, upon the request of any holder or beneficial holder of such Notes or such Common Stock in connection with any sale thereof, the Company shall deliver to such holder or beneficial holder a written statement as to whether any information made available by the Company to such holder or beneficial holder complies with the requirements of Rule 144A(d)(4) under the Securities Act.

         Section 1.09. Supplement to Article Eleven of the Original Indenture.

                  (a) Article Eleven of the Original Indenture is supplemented with respect to the Notes by inserting the following paragraph at the end of Section 1103 thereof:

                  If any Note selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Notes to be redeemed by the Company, to be the portion selected for redemption. Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. Nothing in this Section 1103 shall affect the right of any Holder to convert any Notes pursuant to Article Fifteen before the termination of the conversion right with respect thereto.

                  (b) The notice of redemption provided for in Section 1104 of the Original Indenture shall also state with respect to the Notes:
         (1) the Conversion Rate; (2) the name and address of the Conversion Agent; (3) that Notes called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date; (4) that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 8 of the Notes and (5) that, unless the Company defaults in making payment of such Redemption Price, interest, if any, will cease to accrue on and after the Redemption Date.

                  (c) The reference in Section 1105 of the Original Indenture relating to the deposit of money before 10:00 a.m. is hereby amended to read 11:00 a.m. with respect to the Notes.

                  (d) New Sections 1109 through 1116 are hereby added to Article Eleven of the Original Indenture, but only with respect to the Notes, as follows:

                  SECTION 1109. Conversion Arrangement on Call for Redemption.

                  In connection with any redemption of Notes, the Company may arrange, in lieu of redemption, for the purchase and conversion of any Notes called for redemption by an agreement with one or more investment banks or other purchasers to purchase all or a portion of such Notes by paying to the Trustee in trust for the Holders whose Notes are to be so purchased, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Redemption Price, plus (unless the Redemption Date is an Interest Payment Date) accrued and unpaid interest to but excluding the Redemption Date. Notwithstanding anything to the contrary contained in this Article Eleven, the obligation of the Company to pay the Redemption Price of such Notes, plus all accrued interest, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers, but no such agreement shall relieve the Company of its obligation to pay such Redemption Price, plus all accrued interest, until such amount is so paid by such purchasers. If such an agreement is entered into, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Fifteen) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                  SECTION 1110. Purchase of Notes at Option of the Holder upon Change in Control.

                  (a) If there shall have occurred a Change in Control, the Company shall, at the option of the Holder, become obligated to repurchase the Notes held by such Holder for cash at the purchase price specified in paragraph 6 of the Notes (the "Change in Control Purchase Price") on the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 1110(c).

                  (b) Within 15 Business Days after the Change in Control, the Company shall mail a written notice of such Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

                  (1) briefly, the events causing a Change in Control and the date such Change in Control is deemed to have occurred for purposes of this Section 1110;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 1110 must be given;

                  (3)      the Change in Control Purchase Date;

                  (4)      the Change in Control Purchase Price;

                  (5) the name and address of the Paying Agent and the Conversion Agent and the office or agency referred to in Section 1002;

                  (6)      the Conversion Rate and any adjustments thereto;

                  (7) that Notes with respect to which a Change in Control Purchase Notice has been given by the Holder may be converted into Common Stock at any time prior to the close of business on the Change in Control Purchase Date only if the Change in Control Purchase Notice has been withdrawn by the Holder in accordance with the terms of this Indenture;

                  (8) that Notes must be surrendered to the Paying Agent or the office or agency referred to in Section 1002 to collect payment;

                  (9) that the Change in Control Purchase Price for any Note as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid on the later of (A) the Business Day following the Change in Control Purchase Date and (B) promptly following the time of surrender of such Note as described in clause (8) above;

                  (10) the procedures the Holder must follow to exercise rights under this Section 1110 and a brief description of those rights;

                  (11)     briefly, the conversion rights of the Notes; and

                  (12) the procedures for withdrawing a Change in Control Purchase Notice.

                  (c) A Holder may exercise its rights specified in Section 1110(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent or to the office or agency referred to in Section 1002 at any time prior to the close of business on the Change in Control Purchase Date, stating:

                  (1) the certificate number of any Note in certificated form which the Holder will deliver to be purchased;

                  (2) the portion of the Principal Amount of each Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                  (3) that such Note shall be purchased as of the Change in Control Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Note and in this Indenture.

                  Receipt of the Note, prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements), by the Paying Agent at the offices of the Paying Agent or by the office or agency referred to in Section 1002 shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor, together with accrued and unpaid interest through and including the Change in Control Purchase Date (subject to the right of Holders as of the immediate preceding Regular Record Date to receive such accrued and unpaid interest if the Change in Control Purchase Date is an Interest Payment Date); provided, however, that such Change in Control Purchase Price and accrued and unpaid interest shall be so paid pursuant to this
         Section 1110 only if each Note so delivered to the Paying Agent or such office or agency shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 1110, a portion of a Note if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 1110 shall be consummated by the payment of cash to the Holder according to the second sentence of the first paragraph of Section 1111.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or to the office or agency referred to in Section 1002 the Change in Control Purchase Notice contemplated by this Section 1110(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent or to such office or agency in accordance with Section 1111.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  SECTION 1111. Effect of Change in Control Purchase Notice.

                  Upon receipt by the Paying Agent or by the office or agency referred to in Section 1002 of the Change in Control Purchase Notice according to Section 1110(c), the Holder of the Note in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Note, plus accrued and unpaid interest through and including the Change in Control Purchase Date (subject to the right of the Holder as of the immediate preceding Regular Record Date to receive such accrued and unpaid interest if the Change in Control Purchase Date is an Interest Payment Date). Such Change in Control Purchase Price and accrued interest shall be paid to such Holder (subject to the right of the Holder as of the immediate preceding Regular Record Date to receive such accrued and unpaid interest if the Change in Control Purchase Date is an Interest Payment Date) on the later of (x) the Business Day following the Change in Control Purchase Date with respect to such Note and (y) promptly following the time of delivery of such Note to the Paying Agent or to the office or agency referred to in Section 1002 by the Holder thereof in the manner required by Section 1110(c). Notes in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn as specified in the following paragraph.

                  A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent or to the office or agency referred to in Section 1002 at any time prior to the close of business on the Change in Control Purchase Date, specifying:

                  (1) the certificate number of the Note in certificated form in respect of which such notice of withdrawal is being submitted;

                  (2) the Principal Amount of the Note with respect to which such notice of withdrawal is being submitted; and

                  (3) the Principal Amount, if any, of such Note (which must be $1,000 or an integral multiple thereof) which remains subject to the original Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company.

                  There shall be no purchase of any Notes pursuant to Section 1110 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price, or accrued and unpaid interest through and including the Change in Control Purchase Date (other than overdue interest), with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Purchase Price, or accrued and unpaid interest through and including the Change in Control Purchase Date (other than overdue interest), with respect to such Notes) in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  SECTION 1112. Deposit of Change in Control Purchase Price.

                  Prior to 11:00 a.m. (local time in The City of New York) on the Business Day following the Change in Control Purchase Date the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as Paying Agent, shall segregate and hold in trust as provided in Section 1103) an amount of cash in immediately available funds sufficient to pay the aggregate Change in Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change in Control Purchase Date, plus (unless the Change of Control Purchase Date is an Interest Payment Date) accrued and unpaid interest thereon through and including the Change in Control Purchase Date.

                  SECTION 1113. Notes Purchased in Part.

                  Any Note which is to be purchased under Section 1110 or 1117 only in part shall be surrendered at the office of the Paying Agent or the office or agency referred to in Section 1002 (with, if the Company or the Trustee so requires, due endorsement, or a written instrument of transfer in form satisfactory to the Company and the Trustee executed by the Holder or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered which is not purchased.

                  SECTION 1114. Covenant to Comply with Securities Laws upon Purchase of Notes.

                  In connection with any offer to purchase or purchase of Notes under Section 1110 or 1117, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, if applicable, and (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable.

                  SECTION 1115. Repayment to the Company.

                  The Trustee and the Paying Agent shall return to the Company, upon written request, any cash, together with interest on such cash as hereinafter provided (subject to the provisions of Section 601(a)), and other consideration held by them for the payment of a Change in Control Purchase, Redemption Price or Purchase Price or accrued and unpaid interest that remain unclaimed as provided in paragraph 12 of the Notes, provided, however, that to the extent that the aggregate amount of consideration deposited by the Company pursuant to Section 1112 or 1117(f) exceeds the aggregate Change in Control Purchase Price or Repurchase Price, respectively, of the Notes or portions thereof to be purchased, plus (unless such date is an Interest Payment Date) accrued and unpaid interest thereon through and including such date, then promptly after the Business Day following the Change in Control Purchase Date or Repurchase Price, as the case may be, the Trustee shall return any such excess to the Company together with interest on any cash as hereinafter provided thereon (subject to the provisions of Section 601(a)). Any cash deposited with the Trustee or with the Paying Agent pursuant to Section 1112 or Section 1117(f) or Section 1105 shall be invested by the Trustee or Paying Agent, as applicable, in short-term obligations of, or fully guaranteed by, the United States of America, or commercial paper rated A-1 or better by S&P or P-1 or better by Moody's as specifically directed in writing by the Company. Interest earned on such investments shall be repaid to the Company pursuant to this Section 1115. Except as provided for in this Section 1115, the Trustee shall be under no liability for interest on any money received by it pursuant to this Indenture.

                  SECTION 1116. Outstanding Notes.

                  If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Change in Control Purchase Date or Repurchase Date, or at Stated Maturity, money and/or other consideration sufficient to pay the Notes payable on that date, then on and after such Redemption Date, Change in

         Control Purchase Date, Repurchase Date or Stated Maturity, as applicable, such Notes shall cease to be Outstanding, interest on such Notes shall cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the applicable Redemption Price, Change in Control Purchase Price, Purchase Price or Principal Amount, as the case may be, upon delivery of the Note in accordance with the terms of this Indenture, plus accrued and unpaid interest to but excluding the Redemption Date or through and including the Change in Control Purchase Date or the Repurchase Date or the Stated Maturity, as the case may be, subject always to the right of Holders as of the immediate preceding Regular Record Date to receive such accrued and unpaid interest if the applicable date is an Interest Payment Date); provided that if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

                  If a Note is converted in accordance with Article Fifteen, then from and after the Conversion Date such Note shall cease to be Outstanding and interest shall cease to accrue on such Note and all other rights of the Holder shall terminate.

                  SECTION 1117. Repurchase of Notes at Option of the Holder.

                  (a) General. The Company shall, at the option of the Holder, become obligated to repurchase the Notes held by such Holder on May 1 of 2008, 2010, 2013, 2018, 2023 or 2028 (each, a "Repurchase
         Date") at the purchase price specified in paragraph 6 of the Notes (the "Purchase Price") upon:

                  (1) delivery by the Holder of a written notice of purchase (a "Repurchase Notice") to the Paying Agent or to the office or agency referred to in Section 1002 at any time from the opening of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on such Repurchase Date, stating:

                           (A) the certificate number of any Note in certificated form which the Holder will deliver to be repurchased;

                           (B) the portion of the Principal Amount of the Note which the Holder will deliver to be repurchased, which portion must be $1,000 in Principal Amount or an integral multiple thereof;

                           (C) that such Note shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in paragraph 6 of the Note and in this Indenture; and

                           (D) if the Company elects, pursuant to a Company Notice, to pay the Purchase Price to be paid as of such Repurchase Date, in whole or in part, in Common Stock, whether, in the event such portion of the Purchase Price shall ultimately be payable to such Holder in cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied prior to or on the Repurchase Date, as set forth in Section 1117(c), such Holder elects (x) to withdraw such Repurchase Notice as to some or all of the Notes to which such Repurchase Notice relates (stating the Principal Amount and certificate numbers of any certificated Notes as to which such withdrawal shall relate) or (y) to receive cash in respect of the entire Purchase Price for all Notes to which such Repurchase Notice relates; and

                  (2) receipt of such Notes, prior to, on or after the Repurchase Date (together with all necessary endorsements), by the Paying Agent at the offices of the Paying Agent or by the office or agency referred to in Section 1002, such delivery being a condition to receipt by the Holder of the Purchase Price therefor, together with accrued and unpaid interest through and including the Repurchase Date (subject to the right of Holders as of the immediate preceding Regular Record Date to receive such accrued and unpaid interest if the Repurchase Date is an Interest Payment Date); provided, however, that such Purchase Price and accrued and unpaid interest shall be so paid pursuant to this Section 1117 only if the Note so delivered to the Paying Agent or to the office or agency referred to in Section 1002 shall conform in all respects to the description thereof in the related Repurchase Notice.

                  If a Holder, in such Holder's Repurchase Notice, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 1117(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Notes subject to such Repurchase Notice in the circumstances set forth in such clause (D).

                  The Company shall purchase from the Holder thereof, pursuant to this Section 1117, a portion of a Note if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000.

         Provisions of this Indenture that apply to the purchase of all of a Note also apply to the repurchase of such portion of such Note.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 1117 shall be consummated by the delivery of the consideration to be received by the Holder according to the immediately following paragraph.

                  Upon receipt by the Paying Agent or by the office or agency referred to in Section 1002 of a Repurchase Notice according to this
         Section 1117(a), the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price with respect to such Note, plus accrued and unpaid interest through and including the Repurchase Date (subject to the right of the Holder as of the immediate preceding Regular Record Date to receive such accrued and unpaid interest if the Repurchase Date is an Interest Payment Date). Such Repurchase Price and accrued and unpaid interest shall be paid to such Holder (subject to the right of the Holder as of the immediate preceding Regular Record Date to receive such accrued and unpaid interest if the Repurchase Date is an Interest Payment Date) on the later of (x) the Business Day following the Repurchase Date with respect to such Note and (y) promptly following the time of delivery of such Note to the Paying Agent or to the office or agency referred to in
         Section 1002 by the Holder thereof in the manner required by this
         Section 1117. Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

                  A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent or to the office or agency referred to in Section 1002 at any time prior to the close of business on the Repurchase Date, specifying:

                  (1) the certificate number of any Note in certificated form in respect of which such notice of withdrawal is being submitted;

                  (2) the Principal Amount of the Note with respect to which such notice of withdrawal is being submitted; and

                  (3) the Principal Amount, if any, of such Note (which must be $1,000 or an integral multiple thereof) which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

                  The Paying Agent or the office or agency referred to in
         Section 1002 shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

                  (b) Company's Right to Elect Manner of Payment of Purchase Price. The Company may elect with respect to any Repurchase Date to pay the Purchase Price in respect of the Notes to be purchased pursuant to Section 1117(a) as of such Repurchase Date, in U.S. legal tender ("cash") or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Section 1117(c). The Company shall designate, in the Company Notice delivered pursuant to Section 1117(d), (i) whether the Company will repurchase the Notes for cash or Common Stock or a combination thereof and (ii) if a combination thereof, the relative percentages of the Purchase Price of Notes which it will pay in cash and Common Stock; provided that the Company will pay cash for fractional interests in shares of Common Stock. Each Holder whose Notes are repurchased pursuant to this Section 1117 shall receive the same percentage of cash and/or Common Stock in payment of the Purchase Price for such Notes, except (i) as provided in
         Section 1117(c) with regard to the payment of cash in lieu of fractional interests in shares of Common Stock and (ii) that, in the event that the Company is unable to repurchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may repurchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders, except pursuant to this Section 1117(b) or Section 1117(c).

                  If the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, the Company shall, at least one Business Day before the Company Notice Date, deliver an Officers' Certificate to the Trustee specifying that the conditions to such manner of payment set forth in Section 1117(c) have been complied with and/or that the Company will use commercially reasonable efforts to cause them to be complied with. In addition, if the Company desires the Trustee to give the Company Notice required by Section 1117(d), the Company shall so inform the Trustee at such time.

                  (c)      Payment By Issuance of Common Stock. If, pursuant to
         Section 1117(b), the Company elects to pay the Purchase Price of Notes in respect of which a Repurchase Notice pursuant to Section 1117(a) has been given, or a specified percentage thereof, by the issuance of a number of shares of Common Stock, such number of shares of Common Stock shall be equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (ii) the Market Price of a share of Common Stock as of the applicable Repurchase Date, subject to the next succeeding paragraph.

                  The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price as of the applicable Repurchase Date by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note repurchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be repurchased.

                  The Company's right to exercise its election to repurchase the Notes pursuant to Section 1117 through the issuance of shares of Common Stock shall be conditioned upon:

                  (i) the Company having given timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                  (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price under the Exchange Act and the Securities Act, in each case, if required for the initial issuance thereof;

                  (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price in respect of the Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the specified percentage of the Purchase Price in respect of the Notes, will be validly issued, fully paid and nonassessable, and, in the case of such Officers' Certificate, stating that conditions (i), (ii) and (iii) above have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

                  The Company may elect to pay the Purchase Price (or any portion thereof) in Common Stock only if the Common Stock is listed on a United States national securities exchange or quoted in an inter-dealer quotation system of any registered United States national securities association. If such conditions are not satisfied with respect to a Holder or Holders prior to or on the Repurchase Date and the Company elected to repurchase the Notes to be repurchased as of such Repurchase Date pursuant to this Section 1117 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price in respect of such Notes of such Holder or Holders in cash.

                  If required, the Company shall (i) disseminate the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Notes as soon as practicable after determination thereof by news release or via the Company's website in accordance with the Company's customary practices and (ii) concurrently notify each securities exchange on which the Common Stock is then listed of such information.

                  (d) Notice of Election. The Company's notices of election to repurchase with cash or Common Stock or any combination thereof (each, a "Company Notice") shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 107 hereof not less than 20 Business Days prior to the Repurchase Date (the "Company Notice Date"). In the event the Company has elected to pay a Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                  (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Repurchase Date equal to such specified percentage of the Purchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of a fractional share); and

                  (2) set forth the method of calculating the Market Price and state that because the Market Price of Common Stock will be determined prior to the Repurchase Date, the Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Repurchase Date.

                  In any case, each Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

                  (i)      the Purchase Price and Conversion Rate;

                  (ii) the name and address of the Paying Agent and the Conversion Agent and the office or agency referred to in Section 1002;

                  (iii) that Notes as to which a Repurchase Notice has been given may be converted only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (iv) that Notes must be surrendered to the Paying Agent or the office or agency referred to in Section 1002 to collect payment;

                  (v) that the Purchase Price for any Note as to which a Repurchase Notice has been given and not withdrawn will be paid on the later of (A) the Business Day following the Repurchase Date or (B) promptly following the time of delivery of such Note as described in clause (iv) above;

                  (vi)     the procedures the Holder must follow under this
         Section 1117;

                  (vii)    briefly, the conversion rights of the Notes; and

                  (viii) the procedures for withdrawing a Repurchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 1117(a)(1)(D) or Section 1119 hereof).

                  At the Company's request, the Trustee shall give the Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

                  (e) Covenants of the Company. All shares of Common Stock delivered upon repurchase of the Notes shall be newly issued shares or treasury shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  (f) Procedure Upon Purchase. On the Business Day following the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as Paying Agent, shall segregate and hold in trust as provided in Section
         1103) cash (in respect of a cash purchase or for fractional interests, as applicable), or shares of Common Stock, or a combination thereof, as applicable, sufficient to pay the aggregate Purchase Price in respect of the Notes or portions thereof to be repurchased pursuant to this
         Section 1117, plus (unless the Repurchase Date is an Interest Payment
         Date) accrued and unpaid interest thereon through and including the Repurchase Date. As soon as practicable after the Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Purchase Price. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record on the Business Day following the Repurchase Date. No payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Repurchase Date.

                  (g) Taxes. If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may, and, if so instructed by the Company, shall, refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

         Section 1.10. New Article Fourteen.

                  The Original Indenture is supplemented with respect to the Notes by inserting the following Article Fourteen:

                                ARTICLE FOURTEEN

                              SUBSIDIARY GUARANTEES

                  SECTION 1401. Subsidiary Guarantees.

                  Each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and any premium and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged (other than in accordance with Article Four or Section 1404 of this Indenture) except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. In order to provide for just and equitable contribution among the Subsidiary Guarantors, in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under its Subsidiary Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by the Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to any Subsidiary Guarantee. Each Subsidiary Guarantor agrees that it will not be entitled to exercise any right of subrogation or contribution in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all amounts guaranteed under this Section 1401.

                  SECTION 1402. Execution and Delivery of Subsidiary Guarantees.

                  To evidence its Subsidiary Guarantee set forth in Section 1401, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit B to the Sixth Supplemental Indenture shall be endorsed by an officer of such Subsidiary Guarantor on each Note thereafter authenticated and delivered by the Trustee, that a supplement to this Indenture shall be executed on behalf of such Subsidiary Guarantor by its duly authorized officer in accordance with Section 1010 hereof and that such Subsidiary Guarantor shall deliver to the Trustee the Opinion of Counsel required by Section 1010 hereof.

                  Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 1401 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  If an officer whose signature is on a supplement to this Indenture or on the notation of Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a notation of Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder and whether upon original issue, registration of transfer, exchange or otherwise, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Person that is then a Subsidiary Guarantor.

                  SECTION 1403. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

                  No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person whether or not affiliated with such Subsidiary Guarantor unless:

                  (a) subject to the provisions of Section 1404 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Notes, this Indenture and such Subsidiary Guarantor's Subsidiary Guarantee;

                  (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Notwithstanding the foregoing, no Subsidiary Guarantor shall be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person pursuant to the preceding sentence if such consolidation or merger is not permitted by Article Eight hereof.

                  In case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligations of the Subsidiary Guarantor in respect of the Notes, this Indenture and such Subsidiary Guarantor's Subsidiary Guarantee, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  Except as set forth in Articles Eight and Ten hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor to the Company.

                  SECTION 1404. Releases of Subsidiary Guarantees.

                  In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor to a Person other than a Subsidiary or the Company in a transaction that does not violate any provisions of this Indenture, by way of merger, consolidation or otherwise, or a sale or other disposition (including, without limitation, by foreclosure) of all of the Capital Stock of any Subsidiary Guarantor to a Person other than a Subsidiary or the Company, then such Subsidiary Guarantor shall be released and relieved of any obligations under this Indenture and its Subsidiary Guarantee; provided that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all pledges of assets or other security interests that secure, any other Indebtedness of the Company or any other Subsidiary shall also terminate or be released upon such sale or other disposition. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee.

                  In the event of a release or discharge in full of all obligations of any Subsidiary Guarantor in respect of all of its guarantees of Indebtedness of the Company (other than the Notes) and the repayment of all Indebtedness, other than Permitted Subsidiary Indebtedness, of such Subsidiary Guarantor, such Subsidiary Guarantor shall, upon the written request of the Company to the Trustee, be released and relieved of any obligation under this Indenture and its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such Subsidiary Guarantor has been released or discharged in full from all of its obligations under all of its guarantees of Indebtedness of the Company (other than the Notes) and that all Indebtedness, other than Permitted Subsidiary Indebtedness, of such Subsidiary Guarantor has been repaid, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee.

                  Any Subsidiary Guarantor that is designated a Non-Recourse Subsidiary in accordance with the terms of this Indenture shall be released from and relieved of its obligations under this Indenture and its Subsidiary Guarantee. Upon effectiveness of such designation, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee.

                  Upon the commencement of an Investment Grade Status Period and delivery of the Officer's Certificate provided for in the first sentence of Section 1015, each Subsidiary Guarantor shall be released from and relieved of its obligations under this Indenture and its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officer's Certificate certifying the existence of an Investment Grade Status Period (which can be the same Officer's Certificate delivered pursuant to Section 1015), the Trustee shall execute any documents reasonably required in order to evidence the release of each Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee.

                  Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and any premium and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture.

                  SECTION 1405. Limitation on Subsidiary Guarantor Liability.

                  For purposes hereof, each Subsidiary Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor thereunder, but shall be limited to the lesser of (i) the aggregate amount of the obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Act and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

         Section 1.11. New Article Fifteen The Original Indenture is supplemented with respect to the Notes by inserting the following Article
Fifteen:

                                 ARTICLE FIFTEEN

                                   CONVERSION

                  SECTION 1501. Conversion Privilege.

                  A Holder of a Note may convert such Note into shares of Common Stock, but only during the period stated in paragraph 8 of the Notes and only upon the occurrence of one of the events set forth in this
         Section 1501. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that set forth in paragraph 8 in the Notes, subject to adjustment as herein set forth. The

         "Conversion Price" in effect at any time shall be equal to $1,000 divided by the Conversion Rate.

                  A Holder may convert a portion of the Principal Amount of a
         Note if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

                  "Average Sale Price" means the average of the Sale Prices of a share of Common Stock for the shorter of:

                  (i) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, options, warrants, distribution or repurchase in respect of which the Average Sale Price is being calculated, or

                  (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, options or warrants, (b) the distribution or (c) the repurchase, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants, distribution or repurchase in respect of which the Average Sale Price is being calculated, or

                  (iii) the period, if any, (x) commencing on the date next succeeding (i) the Ex-Dividend Time with respect to the next preceding
         (a) issuance of rights, warrants or options or (b) distribution, or
         (ii) the trade date with respect to the next preceding repurchase, in each case, for which an adjustment is required by the provisions of
         Section 1506(4), 1507, 1508 or 1509 and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants, options, distribution or repurchase in respect of which the Average Sale Price is being calculated.

                  If the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 1506(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of a share of Common Stock during such period.

                  "Time of Determination" means the time and date of (x) the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case to which Sections 1507 and 1508 apply and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, options, warrants or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the shares of the Common Stock are then listed or quoted or (y) the trade date with respect to the repurchase, in the case of an adjustment pursuant to Section 1509.

                  The Notes shall be convertible only during the period specified in paragraph 8 of the Notes and only:

                  (i) during any fiscal quarter of the Company commencing after June 30, 2003 for which the Sale Price exceeded 120% of the Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the preceding fiscal quarter (it being understood for purposes of this Section 15.01 that the Conversion Price in effect at the close of business on each of the 30 consecutive Trading Days shall be used);

                  (ii) as described below after the occurrence of the 98% Trading Exception;

                  (iii) if such Note has been called for redemption, at any time on or after the date the notice of redemption has been given until the close of business on the Business Day immediately preceding the Redemption Date; or

                  (iv) as described below after the occurrence of any of the specified corporate transactions described below.

                  The Company shall, within the first five Business Days of each fiscal quarter, determine whether the Notes shall be convertible during such fiscal quarter as a result of the occurrence of an event specified in clause (i) above, and, if the Notes shall be so convertible, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Notes shall become convertible pursuant to this Section 1501, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 107.

         Conversion after the Occurrence of the 98% Trading Exception

                  Notes may be surrendered for conversion during the five Business Day period (but only to the extent such five Business Day period occurs during the period specified in paragraph 8 of the Notes) immediately after any five consecutive Trading Day period in which the Trading Price per $1,000 Principal Amount of Notes, as determined following a request by a Holder according to the procedures described below, for each day of such five Trading Day period was less than 98% of the product of the Sale Price and the Conversion Rate as of such Trading Day (the "98% Trading Exception").

                  Notwithstanding the foregoing, if, on any Conversion Date that is on or after May 1, 2028, the Sale Price of a share of Common Stock is greater than the Conversion Price, the Holders of Notes surrendered for conversion shall receive, in lieu of Common Stock based on the Conversion Rate, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the Principal Amount of such Notes, plus accrued and unpaid interest as of the Conversion Date ("Principal Value Conversion"). If a Holder surrenders its Notes for a Principal Value Conversion, the Company shall notify such Holder by the second Trading Day following the Conversion Date whether the Company will pay such Holder all or a portion of the Principal Amount plus accrued and unpaid interest in cash, Common Stock or a combination of cash and Common Stock, and in what relative percentages. Any Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the Conversion Price on the Conversion Date and the Applicable Stock Price as of the Conversion Date. The Company will pay such Holder any portion of the Principal Amount plus accrued and unpaid interest to be paid in cash, and deliver Common Stock with respect to any portion of the Principal Amount plus accrued and unpaid interest to be paid in Common Stock, no later than the third Business Day following the determination of the Applicable Stock Price.

                  In connection with any conversion pursuant to the immediately preceding two paragraphs of this Section 1501, the Trustee shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the 98% Trading Exception will apply. At such time, the Company shall instruct the Trustee to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the

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         Trading Price per $1,000 Principal Amount of Notes is greater than or equal to 98% of the product of the Sale Price of a share of Common Stock and the Conversion Rate as of such Trading Day.

         Conversion after the Occurrence of Specified Corporate Transactions

                  If:

                  (i) (A) the Company distributes to all holders of its Common Stock rights or warrants entitling them (for a period expiring within 45 days after the record date for the determination of the stockholders entitled to receive such distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Sale Prices of a share of Common Stock over the ten Trading Day period immediately preceding, but not including, the date such distribution is first publicly announced by the Company, or (B) the Company distributes to all holders of its Common Stock, cash or other assets, debt securities or rights to purchase its securities, where the Fair Market Value of such distribution per share of Common Stock exceeds 10% of the Sale Price on the Trading Day immediately preceding the date such distribution is first publicly announced by the Company, then, in either case, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice of such distribution to the Holders, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Time or the date the Company publicly announces that such distribution will not take place (but only to the extent such period occurs during the period specified in paragraph 8 of the Notes); provided that no adjustment to the Conversion Rate or the ability of the Holder of a Note to convert will be made if the Holder will otherwise participate in such distribution without conversion; or

                  (ii) the Company consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, then the Notes may be surrendered for conversion, if during the period specified in paragraph 8 of the Notes, at any time from and after the date 15 days prior to the anticipated effective date of the transaction and ending on and including the date 15 days after the consummation of the transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such

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

         determination shall be conclusive and binding on the Holders and shall be publicly announced by the Company and posted on its web site or notified to the Holders by the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, in either case, not later than two Business Days prior to such 15th day. For the avoidance of doubt, if such transaction constitutes a Change in Control, the Holders may exercise their rights under Section 1110.

                  SECTION 1502. Conversion Procedure.

                  To convert a Note, a Holder must satisfy the requirements in paragraph 8 of the Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date").

                  In the case of any conversion other than a Principal Value Conversion (which is covered by Section 1501):

                  (i) Each Holder's rights to convert Notes into Common Stock are subject to the Company's right to elect instead to pay each such Holder the amount of cash determined pursuant to item (iii) below (or a combination of cash and shares of Common Stock) in lieu of delivering such Common Stock; provided, however, that if an Event of Default (other than a Default in a cash payment upon conversion of the Notes) shall have occurred and be continuing, the Company shall deliver Common Stock in accordance with this Article Fifteen, whether or not the Company has delivered a notice pursuant to item (ii) below to the effect that the Notes would be paid in cash or a combination of cash and Common Stock.

                  (ii) Within two Business Days following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, written notice of whether such Notes shall be converted into Common Stock or paid in cash or a combination of cash and Common Stock (unless the Company shall have already done so pursuant to a notice of redemption pursuant to paragraph 7 of the Notes in respect of a Conversion Date occurring before the Redemption Date set forth in such notice). The Company shall deliver to the Holder through the Conversion Agent, no later than the third Business Day following the date on which the Applicable Stock Price is determined, the whole shares of Common Stock issuable upon the conversion, cash in lieu of such Common Stock and/or cash in lieu of any fractional shares pursuant to Section 1503, in each case, as applicable according to the foregoing notice and this
         Section 1502. As soon as practicable on or after such third Business Day, the Company shall deliver to each Holder entitled to receive whole

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

         shares of Common Stock upon conversion, through the Paying Agent, a certificate for such whole shares of Common Stock.

                  (iii) If the Company shall have notified the Holder that all or a portion of such Note shall be converted solely into cash, the Company shall deliver to the Holder surrendering such Note the amount of cash equal to (A) the Applicable Stock Price multiplied by (B) the Conversion Rate in effect with respect to such Conversion Date multiplied by (C) the multiple of $1,000 that equals the Principal Amount of such Note (or a portion of a Note). Except as required by item (i) above, the Company may not change its election with respect to the consideration to be delivered upon conversion of a Note once the Company has notified the Holder in accordance with item (ii) above.

         Anything herein to the contrary notwithstanding, in the case of Global Notes, conversion notices may be delivered and such Notes may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time.

                  The Person in whose name a certificate is registered representing Common Stock issued upon conversion of a Note shall be treated as a shareholder of record as of the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender (assuming all other requirements in paragraph 8 of the Notes have been satisfied) shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, that such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion (assuming all other requirements in paragraph 8 of the Notes have been satisfied), as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note.

                  If the Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be computed based on the total Principal Amount of the Notes converted.

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                  Upon surrender of a Note that is converted in part, the
         Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in Principal Amount to the unconverted portion of the Note surrendered.

                  If the last day on which a Note may be converted is a Legal Holiday in a place where the Conversion Agent is located, the Note may be surrendered to such Conversion Agent on the next succeeding day that is not a Legal Holiday.

                  SECTION 1503. Fractional Shares.

                  The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company will pay cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share by multiplying the Sale Price, on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

                  SECTION 1504. Taxes on Conversion

                  If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. The Holder, however, shall pay any such tax that is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may, and, if so instructed by the Company, shall, refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

                  SECTION 1505. Company to Provide Stock.

                  The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes into shares of Common Stock.

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

                  All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

                  SECTION 1506. Adjustment for Change in Capital Stock.

                  If, after the Issue Date, the Company:

                  (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

                  (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

         then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of shares or other units of Capital Stock of the Company that such Holder would have owned immediately following such action if such Holder had converted the Note immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

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

                  If after an adjustment a Holder of a Note upon conversion of such Note may receive shares or other units of two or more classes or series of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of Capital Stock as is contemplated by this Article Fifteen with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article Fifteen.

                  SECTION 1507. Adjustment for Rights Issue.

                  If, after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock or securities convertible into Common Stock at a price per share less than the Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                  R1 = R x (O+N)

                  (O+(N x P)/M)

                       where:

                  R1 = the adjusted Conversion Rate.

                  R  = the current Conversion Rate.

                       O = the number of shares of Common Stock outstanding on
                  the record date for the distribution to which this Section 1507 is being applied.

                       N = the number of additional shares of Common Stock
                  offered pursuant to the distribution.

                       P = the offering price per share of such additional
                  shares.

                       M = the Average Sale Price, minus, for any (i)
                  distribution to which Section 1506(4) applies or (ii) distribution to which Section 1508 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 1507 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 1507 applies, the Fair Market Value (on the

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                  record date for the distribution to which this Section 1507 applies) of the

                  (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 1506(4) distribution, and

                  (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 1508 distribution.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 1507 applies.

                  No adjustment shall be made under this Section 1507 if the application of the formula stated above in this Section 1507 would result in a value of R1 that is equal to or less than the value of R.

                  SECTION 1508. Adjustment for Other Distributions.

                  If, after the Issue Date, the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 1506 and distributions of rights, warrants or options referred to in Section 1507 and (y) cash dividends or other cash distributions that are paid out of consolidated current net income or earnings retained in the business as shown on the books of the Company), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 1508, in accordance with the formula:

                  R1 = R x M

                  M-F

                       where:

                  R1 = the adjusted Conversion Rate.

                  R  = the current Conversion Rate.

         M = the Average Sale Price, minus, for any distribution to which
         Section 1506(4) applies for which (i) the record date shall occur on or before the record date for the distribution to which this Section

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         1508 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this
         Section 1508 applies, the Fair Market Value (on the record date for the distribution to which this Section 1508 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 1506(4) distribution.

         F = the Fair Market Value (on the record date for the distribution to which this Section 1508 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 1508 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 1508 applies.

         For purposes of this Section 1508, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with (i) the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the twelve-month period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied and (ii) the amounts of all repurchases of the type described in Section 1509 occurring in the twelve-month period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied for which no adjustment pursuant to this Article Fifteen has been made, equals or exceeds 5.0% of the Company's Market Capitalization on the date of the cash dividend to which this provision is being applied, such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such twelve-month period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 1508, the value of "F" shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus
         (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 1508.

                  In making the determinations required by the immediately preceding paragraph, the amount of cash dividends paid on a per

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         share basis and the average of the Sale Prices, in each case during the period specified in the immediately preceding paragraph, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 1506.

                  In the event that, with respect to any distribution to which this Section 1508 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M," then the adjustment provided by this Section 1508 shall not be made and in lieu thereof the provisions of Section 1515 shall apply to such distribution.

                  SECTION 1509. Adjustment for Repurchases.

                           In case the Company or any of its Subsidiaries shall repurchase (including by way of tender offer) shares of Common Stock, and the Fair Market Value of the sum of (i) the aggregate consideration paid for such Common Stock, (ii) the aggregate cash dividends and distributions of the type described in clause (y) of Section 1508 paid within the twelve months preceding the date of purchase of such shares of Common Stock in respect of which no adjustment pursuant to any section of this Article Fifteen previously has been made, and (iii) the aggregate of any amounts previously paid for the repurchase of Common Stock of a type described in this Section 1509 within the twelve months preceding the date of purchase of such shares of Common Stock in respect of which no adjustment pursuant to any section of this Article Fifteen previously has been made, exceeds 5.0% of Market Capitalization on the date of, and after giving effect to, such repurchase, then the Conversion Rate shall be adjusted in accordance with the formula:

                  R1 = R x M

                  M  -   P           O-S

                       where:

                  R1 = the adjusted Conversion Rate.

                  R  = the current Conversion Rate.

                  M  = the Average Sale Price.

         P = the excess, if any, of the aggregate repurchase price paid for all shares of Common Stock that are the subject of such repurchase over the aggregate value of such shares calculated at the Average Sale Price.

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                  O = the number of shares of Common Stock outstanding prior to such repurchase.

                  S = the number of shares of Common Stock that are the subject of such repurchase

                  The adjustment shall become effective immediately after the trade date for the repurchase.

                  SECTION 1510. When Adjustment May Be Deferred.

                  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% (e.g., if the Conversion Rate is 4, an increase or decrease of .04 (1% of 4)) in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Article Fifteen shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be, with one-half of a cent and 5/10,000ths of a share being rounded upwards.

                  SECTION 1511. When No Adjustment Required.

                  No adjustment need be made for a transaction referred to in
         Section 1506, 1507, 1508, 1509 or 1515 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

                  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  To the extent the Notes become convertible into cash pursuant to the terms of Section 1508 or 1515, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the Conversion Rate to the extent, but only to the extent, such adjustment results in the

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         following quotient being less than the par value of the Common Stock:
         (i) the Principal Amount divided by (ii) the Conversion Rate as so adjusted.

                  SECTION 1512. Notice of Adjustment.

                  Whenever the Conversion Rate is adjusted, the Company shall file with the Trustee and the Conversion Agent a notice of such adjustment and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The Conversion Agent will promptly mail such notice to Holders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                  SECTION 1513. Voluntary Increase.

                  The Company from time to time may increase the Conversion Rate by any amount and for any period of time; provided that such period is not less than 20 Business Days. Whenever the Conversion Rate is increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

                  A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 1506, 1507, 1508 or 1509.

                  SECTION 1514. Notice of Certain Transactions.

                  If:

                           (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 1506, 1507, 1508 or 1509 (unless no adjustment is to occur pursuant to Section 1511); or

                           (2) the Company takes any action that would require a supplemental indenture pursuant to Section 1515; or

                           (3) there is a liquidation or dissolution of the Company,

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

                  then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution of the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                  SECTION 1515. Reorganization of Company; Special
         Distributions.

                  If the Company is a party to a transaction subject to Section 801 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other Person) or a merger or binding share exchange that reclassifies or changes its outstanding Common Stock (including by resulting in the Company's becoming a subsidiary of a Parent Holding Company), the Person obligated to deliver securities, cash or other assets upon conversion of Notes shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Notes is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

                  The supplemental indenture shall provide that the Holder of a Note may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Note immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder
         (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article Fifteen. The successor Company shall mail to Holders a notice briefly describing the supplemental indenture.

                  If this Section 1515 applies, none of Sections 1506, 1507, 1508 or 1509 shall apply.

                  If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but

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

         for the provisions of the last paragraph of Section 1508, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 1508, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Note that converts such Note in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Note is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Note immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

                  SECTION 1516. Rights Issued Under the Outstanding Rights Agreement; Future Stockholder Rights Plans.

                  The Company has entered into a Rights Agreement dated as of September 13, 2001 (the "Rights Agreement") with American Stock Transfer & Trust Company. Under the Rights Agreement, preferred share purchase rights (the "Rights") have been, and may in the future be, issued in respect of shares of Common Stock. The Rights Agreement provides that, upon conversion, Holders of Notes will receive, in addition to the shares of Common Stock issuable upon such conversion, the Rights attached to such shares or, if the Rights have separated from the Common Stock, the Rights that would have attached to such shares had the Rights not become separated. There shall be no adjustment pursuant to this Article Fifteen in connection with the distribution, separation, exercise or other action relating to the Rights; provided, however, that, if the Rights Agreement is amended, or the Company adopts another stockholder rights agreement of the nature of the Rights Agreement, such that, upon separation of the Rights (or rights under the future stockholder rights agreement) from the Common Stock in accordance with the Rights Agreement (or future stockholder rights agreement), Holders of Notes would not thereafter be entitled to receive Rights (or rights under the future stockholder rights agreement) in respect of the Common Stock issuable upon conversion, the Conversion Rate will be adjusted as provided in Section 1507 on the separation or rights distribution date, subject to readjustment in the event of expiration, termination or redemption of the Rights or rights under the future stockholder rights agreement (but, unless the condition to this sentence does not hold, no adjustment pursuant to this Article Fifteen in connection with the distribution, separation, exercise or other action relating to the Rights or rights under the future stockholder rights agreement shall be made).

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                  SECTION 1517. Company Determination Final.

                  Any determination that the Company or the Board of Directors must make pursuant to this Article Fifteen is conclusive in the absence of manifest error.

                  SECTION 1518. Trustee's Adjustment Disclaimer.

                  The Trustee has no duty to determine when an adjustment under this Article Fifteen should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 1515 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article Fifteen. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 1518 as the Trustee.

                  SECTION 1519. Simultaneous Adjustments.

                  If this Article Fifteen requires adjustments to the Conversion Rate under more than one of Sections 1506(4), 1507 or 1508, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 1506, second, the provisions of Section 1508 and, third, the provisions of Section 1507.

                  SECTION 1520.  Successive Adjustments.

                  After an adjustment to the Conversion Rate under this Article Fifteen, any subsequent event requiring an adjustment under this Article Fifteen shall cause an adjustment to the Conversion Rate as so adjusted.

         Section 1.12. Effect of Article One. The supplements to the Original Indenture set forth in Article One of this Sixth Supplemental Indenture affect only the provisions of the Original Indenture as such provisions relate to the Notes, the series of Securities comprised of the Notes and the rights, remedies and obligations of the Company, the Subsidiary Guarantors, the Holders of Notes, the Trustee and other Persons set forth in the Original Indenture as such rights, remedies and obligations relate to the Notes.

                                    ARTICLE 2

                                    THE NOTES

         Section 2.01. Form and Terms. The Notes shall be issued in the form of one or more permanent global Notes substantially in the form set forth on Exhibit A hereto, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The terms of the Notes set forth on Exhibit A hereto are incorporated by reference herein as if set forth herein in their entirety.

         Section 2.02. Designation and Amount.

         (a) The Notes shall be entitled the "3 1/4% Senior Convertible Notes Due 2033" of the Company.

         (b) The Trustee shall authenticate and deliver Notes for original issue on the Issue Date in an aggregate Principal Amount of $250,000,000 upon Company Order for the authentication and delivery of Notes, without any further action by the Company; provided, however, that in the event the Company sells any Notes pursuant to the option granted pursuant to the Purchase Agreement, then the Trustee shall authenticate and deliver additional Notes for original issue on or after the Issue Date in an aggregate Principal Amount of up to $50,000,000 aggregate Principal Amount of Notes, upon Company Order for the authentication and delivery of Notes, without any further action by the Company. The aggregate Principal Amount of Notes that may be authenticated and delivered under the Indenture for original issue may not exceed the amount set forth in the foregoing sentence, subject to the proviso thereto.

         (c) The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Fifteen.

         Section 2.03. Registered Securities. The Notes shall be Registered Securities.


                                    ARTICLE 3

                         REPRESENTATIONS OF THE COMPANY

         Section 3.01. Authority of the Company. The Company is duly authorized to execute and deliver this Sixth Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Sixth Supplemental Indenture has been duly and effectively taken.

         Section 3.02. Truth of Recitals and Statements. The Company warrants that the recitals of fact and statements contained in this Sixth Supplemental

Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished thereunder will be true and correct.

                                    ARTICLE 4

                             CONCERNING THE TRUSTEE

         Section 4.01. Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this Sixth Supplemental Indenture, to all of which the Company and the respective Holders of the Notes at any time hereafter Outstanding agree by their acceptance thereof.

         Section 4.02. No Responsibility of Trustee for Recitals, Etc. The recitals and statements contained in this Sixth Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture, except that the Trustee is duly authorized by all necessary corporate actions to execute and deliver this Sixth Supplemental Indenture.

                                    ARTICLE 5

                            MISCELLANEOUS PROVISIONS

         Section 5.01. Relation to the Original Indenture. The provisions of this Sixth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Sixth Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Original Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture; provided, however, such terms and provisions shall be so included in this Sixth Supplemental Indenture solely for the benefit of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented by this Sixth Supplemental Indenture and as otherwise supplemented with applicability with respect to the Notes, and the Original Indenture (as otherwise supplemented with applicability with respect to the Notes) and this Sixth Supplemental Indenture shall be read, taken and construed together as one instrument.

         Section 5.02. Meaning of Terms. Any term used in this Sixth Supplemental Indenture which is defined in the Original Indenture shall have the meaning specified in the Original Indenture (as otherwise supplemented with applicability with respect to the Notes), unless the context shall otherwise require.

         Section 5.03. Counterparts of Supplemental Indenture. This Sixth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instruments.

         Section 5.04. Governing Law. This Sixth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, Pride International, Inc. has caused this Sixth Supplemental Indenture to be executed in its corporate name by a duly authorized officer and JPMorgan Chase Bank has caused this Sixth Supplemental Indenture to be executed by a duly authorized officer, all as of the date first above written.

                         PRIDE INTERNATIONAL, INC.

                         By:     /s/ Earl W. McNiel
                            --------------------------------------------
                              Earl W. McNiel
                              Vice President and Chief Financial Officer

                         JPMORGAN CHASE BANK, as Trustee

                         BY:     /s/ L. O'Brien
                            --------------------------------------------
                              Name:  L. O'Brien
                              Title: Vice President

                                     ANNEX 1

                           PROJECTED PAYMENT SCHEDULE

-----------------------------------------------------------------------------------------
             Number of                             Trigger Met?                   Non-
            Semi-Annual                              (Yes=1,      Contingent   Contingent
Date          Periods    Stock Price  Bond Price      No=0)        Payment      Payment
-----------------------------------------------------------------------------------------
3/28/2003                   14.28      1,000.00
11/15/2003     1.26         15.04      1,000.00                                  (20.49)
5/15/2004      1.00         15.68      1,000.00                                  (16.25)
11/15/2004     1.00         16.34      1,000.00                                  (16.25)
5/15/2005      1.00         17.02      1,000.00                                  (16.25)
11/15/2005     1.00         17.74      1,000.00                                  (16.25)
5/15/2006      1.00         18.49      1,000.00                                  (16.25)
11/15/2006     1.00         19.27      1,000.00                                  (16.25)
5/15/2007      1.00         20.08      1,000.00                                  (16.25)
11/15/2007     1.00         20.92      1,000.00                                  (16.25)
5/15/2008      1.00         21.81      1,000.00        0                         (16.25)
11/15/2008     1.00         22.72      1,000.00        0                -        (16.25)
5/15/2009      1.00         23.68      1,000.00        0                -        (16.25)
11/15/2009     1.00         24.68      1,000.00        0                -        (16.25)
5/15/2010      1.00         25.72      1,000.55        0                -        (16.25)
11/15/2010     1.00         26.80      1,042.69        0                -        (16.25)
5/15/2011      1.00         27.93      1,086.60        0                -        (16.25)
11/15/2011     1.00         29.11      1,132.37        0                -        (16.25)
5/15/2012      1.00         30.33      1,180.06        0                -        (16.25)
11/15/2012     1.00         31.61      1,229.76        1                -        (16.25)
5/15/2013      1.00         32.94      1,281.55        1            (3.07)       (16.25)
11/15/2013     1.00         34.33      1,335.53        1            (3.20)       (16.25)
5/15/2014      1.00         35.77      1,391.78        1            (3.34)       (16.25)
11/15/2014     1.00         37.28      1,450.39        1            (3.48)       (16.25)
5/15/2015      1.00         38.85      1,511.48        1            (3.63)       (16.25)
11/15/2015     1.00         40.49      1,575.14        1            (3.78)       (16.25)
5/15/2016      1.00         42.19      1,641.48        1            (3.94)       (16.25)
11/15/2016     1.00         43.97      1,710.62        1            (4.10)       (16.25)
5/15/2017      1.00         45.82      1,782.66        1            (4.28)       (16.25)
11/15/2017     1.00         47.75      1,857.74        1            (4.46)       (16.25)
5/15/2018      1.00         49.76      1,935.98        1            (4.64)       (16.25)
11/15/2018     1.00         51.86      2,017.52        1            (4.84)       (16.25)
5/15/2019      1.00         54.04      2,102.49        1            (5.04)       (16.25)
11/15/2019     1.00         56.32      2,191.05        1            (5.26)       (16.25)
5/15/2020      1.00         58.69      2,283.33        1            (5.48)       (16.25)
11/15/2020     1.00         61.16      2,379.49        1            (5.71)       (16.25)
5/15/2021      1.00         63.74      2,479.71        1            (5.95)       (16.25)
11/15/2021     1.00         66.42      2,584.15        1            (6.20)       (16.25)
5/15/2022      1.00         69.22      2,692.99        1            (6.46)       (16.25)
11/15/2022     1.00         72.14      2,806.41        1            (6.73)       (16.25)
5/15/2023      1.00         75.17      2,924.60        1            (7.02)       (16.25)
11/15/2023     1.00         78.34      3,047.78        1            (7.31)       (16.25)
5/15/2024      1.00         81.64      3,176.14        1            (7.62)       (16.25)
11/15/2024     1.00         85.08      3,309.91        1            (7.94)       (16.25)
5/15/2025      1.00         88.66      3,449.32        1            (8.27)       (16.25)
11/15/2025     1.00         92.40      3,594.59        1            (8.62)       (16.25)
5/15/2026      1.00         96.29      3,745.99        1            (8.99)       (16.25)
11/15/2026     1.00        100.34      3,903.76        1            (9.36)       (16.25)
5/15/2027      1.00        104.57      4,068.17        1            (9.76)       (16.25)
11/15/2027     1.00        108.97      4,239.51        1           (10.17)       (16.25)
5/15/2028      1.00        113.56      4,418.07        1           (10.60)       (16.25)
11/15/2028     1.00        118.34      4,604.14        1           (11.05)       (16.25)
5/15/2029      1.00        123.33      4,798.06        1           (11.51)       (16.25)
11/15/2029     1.00        128.52      5,000.14        1           (12.00)       (16.25)
5/15/2030      1.00        133.94      5,210.73        1           (12.50)       (16.25)
11/15/2030     1.00        139.58      5,430.19        1           (13.03)       (16.25)
5/15/2031      1.00        145.46      5,658.89        1           (13.58)       (16.25)
11/15/2031     1.00        151.58      5,897.23        1           (14.15)       (16.25)
5/15/2032      1.00        157.97      6,145.60        1           (14.74)       (16.25)
11/15/2032     1.00        164.62      6,404.44        1           (15.36)       (16.25)
5/15/2033      1.00        171.55      6,674.17        1           (16.01)       (16.25)
-----------------------------------------------------------------------------------------

---------------------------------------------------------------
             Payment
               Upon
            Conversion                   Discount       Present
            Immediately                Factor using    Value to
              Prior to       Total      Comparable      Total
Date         Maturity      Payments       Yield        Payments
---------------------------------------------------------------
3/28/2003                  1,000.00        1.00        1,000.00
11/15/2003                   (20.49)       0.95          (19.47)
5/15/2004                    (16.25)       0.91          (14.83)
11/15/2004                   (16.25)       0.88          (14.24)
5/15/2005                    (16.25)       0.84          (13.68)
11/15/2005                   (16.25)       0.81          (13.14)
5/15/2006                    (16.25)       0.78          (12.62)
11/15/2006                   (16.25)       0.75          (12.12)
5/15/2007                    (16.25)       0.72          (11.64)
11/15/2007                   (16.25)       0.69          (11.18)
5/15/2008                    (16.25)       0.66          (10.73)
11/15/2008                   (16.25)       0.63          (10.31)
5/15/2009                    (16.25)       0.61           (9.90)
11/15/2009                   (16.25)       0.59           (9.51)
5/15/2010                    (16.25)       0.56           (9.13)
11/15/2010                   (16.25)       0.54           (8.77)
5/15/2011                    (16.25)       0.52           (8.42)
11/15/2011                   (16.25)       0.50           (8.09)
5/15/2012                    (16.25)       0.48           (7.77)
11/15/2012                   (16.25)       0.46           (7.46)
5/15/2013                    (19.32)       0.44           (8.52)
11/15/2013                   (19.45)       0.42           (8.24)
5/15/2014                    (19.59)       0.41           (7.97)
11/15/2014                   (19.73)       0.39           (7.70)
5/15/2015                    (19.88)       0.38           (7.45)
11/15/2015                   (20.03)       0.36           (7.21)
5/15/2016                    (20.19)       0.35           (6.98)
11/15/2016                   (20.35)       0.33           (6.76)
5/15/2017                    (20.53)       0.32           (6.55)
11/15/2017                   (20.71)       0.31           (6.34)
5/15/2018                    (20.89)       0.29           (6.15)
11/15/2018                   (21.09)       0.28           (5.96)
5/15/2019                    (21.29)       0.27           (5.78)
11/15/2019                   (21.51)       0.26           (5.61)
5/15/2020                    (21.73)       0.25           (5.44)
11/15/2020                   (21.96)       0.24           (5.28)
5/15/2021                    (22.20)       0.23           (5.13)
11/15/2021                   (22.45)       0.22           (4.98)
5/15/2022                    (22.71)       0.21           (4.84)
11/15/2022                   (22.98)       0.20           (4.70)
5/15/2023                    (23.27)       0.20           (4.57)
11/15/2023                   (23.56)       0.19           (4.44)
5/15/2024                    (23.87)       0.18           (4.32)
11/15/2024                   (24.19)       0.17           (4.21)
5/15/2025                    (24.52)       0.17           (4.10)
11/15/2025                   (24.87)       0.16           (3.99)
5/15/2026                    (25.24)       0.15           (3.89)
11/15/2026                   (25.61)       0.15           (3.79)
5/15/2027                    (26.01)       0.14           (3.70)
11/15/2027                   (26.42)       0.14           (3.61)
5/15/2028                    (26.85)       0.13           (3.52)
11/15/2028                   (27.30)       0.13           (3.44)
5/15/2029                    (27.76)       0.12           (3.36)
11/15/2029                   (28.25)       0.12           (3.28)
5/15/2030                    (28.75)       0.11           (3.21)
11/15/2030                   (29.28)       0.11           (3.14)
5/15/2031                    (29.83)       0.10           (3.07)
11/15/2031                   (30.40)       0.10           (3.00)
5/15/2032                    (30.99)       0.09           (2.94)
11/15/2032                   (31.61)       0.09           (2.88)
5/15/2033    (6,674.17)   (6,706.43)       0.09         (586.96)
---------------------------------------------------------------
                                         TOTAL PV          0.00
---------------------------------------------------------------

                                       1-1

                                    EXHIBIT A

                             [FORM OF FACE OF NOTE]

                            PRIDE INTERNATIONAL, INC.

                            3 1/4% CONVERTIBLE SENIOR
                                  NOTE DUE 2033

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH NOTE IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS APRIL 28, 2003 AND THE COMPARABLE YIELD IS 8.25%, COMPOUNDED SEMI-ANNUALLY. HOLDERS OF THIS NOTE MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND THE PROJECTED PAYMENT SCHEDULE FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: PRIDE INTERNATIONAL, INC., CHIEF FINANCIAL OFFICER, 5847 SAN FELIPE, SUITE 3300, HOUSTON, TEXAS 77057.

[ADD LEGENDS REQUIRED BY SECTION 305 OF THE INDENTURE REFERRED TO ON THE OTHER SIDE OF THIS NOTE]

         [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.]*

-----------------------
* On Global Notes only.

                                                       CUSIP No. [             ]

No.                                                      $ _____________________

         Pride International, Inc., a Delaware corporation, promises to pay to _____________, or registered assigns, the Principal Amount of
_________________________________ Dollars[, or such greater or lesser amount as indicated on the Schedule of Exchanges hereto,]* on May 1, 2033.

         This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Note.

         Additional provisions of this Note are set forth on the other side of this Note.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Dated: ________________

                                            PRIDE INTERNATIONAL, INC.

[SEAL]                                      By:___________________________
                                               Name:
                                               Title:

ATTEST:

__________________________
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK,
as Trustee

By:________________________
   Authorized Officer

                         [FORM OF REVERSE SIDE OF NOTE]

                            3 1/4% CONVERTIBLE SENIOR
                                  NOTE DUE 2033

1. Interest

         Pride International, Inc., a Delaware corporation (the "Company"), promises to pay interest on the Principal Amount of this Note at the rate per annum shown above. The Company shall pay such interest semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 2003. Interest will be paid on each Interest Payment Date to the Holder as of the immediately preceding Regular Record Date, even if such Interest Payment Date is a Redemption Date, Repurchase Date or Change in Control Purchase Date, but subject to the other provisions of this Note and the Indenture. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 28, 2003. Contingent interest on the Notes will accrue as provided in Section 1001 of the Indenture for any six-month interest period from May 1 to October 31 or November 1 to April 30 commencing on or after May 1, 2008 for which the Trading Price for each of the five Trading Days immediately preceding the first day of such six-month interest period equals 120% or more of $1,000 per $1,000 Principal Amount of Notes and will be treated like any other interest accruing on the Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company promises to pay interest at the rate of 4 1/4% per annum on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest on the Notes.

2. Method of Payment

         Subject to the surrender contemplated by this sentence and the other terms and conditions of the Indenture, the Company will make payments of the Redemption Price, Purchase Price, Change in Control Purchase Price and Principal Amount at Stated Maturity to the Holders that surrender Notes to a Paying Agent to collect such payments in respect of the Notes, together with accrued and unpaid interest to but excluding the Repurchase Date or through and including the Repurchase Date or Change in Control Purchase Date, as the case may be; provided that, if any Redemption Date, Repurchase Date or Change in Control Purchase Date is an Interest Payment Date, accrued and unpaid interest to but excluding the Repurchase Date or through and including the Repurchase Date or Change in Control Purchase Date, as the case may be, shall be paid to the Holder as of the immediately preceding Regular Record Date notwithstanding such Redemption Date, Repurchase Date or Change in Control Purchase Date. The Company will pay cash amounts in money of The United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make such cash payments (i) by wire transfer of immediately available funds with respect to Notes held in book-entry form or Notes held in certificated form with an aggregate Principal Amount in excess of $2,000,000 whose Holder has requested such method of payment and provided wire transfer instructions to the Paying Agent or (ii) by check payable in such money mailed to a Holder's registered address with respect to any other certificated Notes.

3. Paying Agent, Conversion Agent and Security Registrar

         Initially, JPMorgan Chase Bank, the Trustee under the Indenture, will act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Security Registrar without notice, other than notice to the Trustee, provided that the Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency of the Security Registrar, Paying Agent or Conversion Agent. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent and/or Security Registrar.

4. Indenture

         This Note is one of a duly authorized series of Securities of the Company, designated as its 3 1/4% Convertible Senior Notes Due 2033, issued under an Indenture dated as of May 1, 1997, as amended and supplemented by a Sixth Supplemental Indenture dated as of the Issue Date and as otherwise supplemented with applicability with respect to the Notes (as so amended and supplemented, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), except as provided in the Indenture. Capitalized terms used herein or on the face hereof and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. Those terms are incorporated herein by reference.

         The Notes are unsecured, general obligations of the Company limited to an aggregate Principal Amount specified in the Indenture.

5. Redemption at the Option of the Company

         No sinking fund is provided for the Notes.

         On or after May 5, 2008, the Notes are redeemable for cash as a whole at any time, or from time to time in part, at the option of the Company, at a Redemption Price equal to 100% of the Principal Amount of Notes to be redeemed. Such Redemption Price shall be paid in cash.

6. Purchase by the Company at the Option of the Holder upon a Change in Control; Purchase by the Company at the Option of the Holder

         Subject to the terms and conditions of the Indenture, if any Change in Control occurs, the Company shall, at the option of the Holder, become obligated to repurchase all Notes for which a Change in Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn on the date that is 35 Business Days after the occurrence of such Change in Control for a Change in Control Purchase Price equal to 100% of the Principal Amount. Such Change in Control Purchase Price shall be paid in cash.

         Subject to the terms and conditions of the Indenture, the Company shall, at the option of the Holder, become obligated to repurchase all Notes for which a Repurchase Notice shall have been delivered as provided in the Indenture and not withdrawn on any Repurchase Date for a Purchase Price equal to 100% of the Principal Amount. Such Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock or in any combination thereof.

         Holders have the right to withdraw any Change in Control Purchase Notice or Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash (and/or securities if permitted by the Indenture) sufficient to pay the Change in Control Purchase Price or Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Change in Control Purchase Date or the Repurchase Date, as the case may be, plus (unless such date is an Interest Payment Date) accrued and unpaid interest through and including such date, is deposited with the Paying Agent on the Business Day following such date, then interest ceases to accrue on such Notes (or portions thereof) on and after such date and the Holders thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price or Purchase Price, as the case may be, according to the Indenture upon surrender of such Note, plus accrued and unpaid interest through and including the Change in Control Purchase Date or the Repurchase Date, as the case may be, subject always to the right of Holders as of the immediate preceding Regular Record Date to receive such accrued and unpaid interest if the Change in Control Purchase Date or the Repurchase Date, as the case may be, is an Interest Payment Date). No interest on the Notes to be purchased will be payable by the Company on any Interest Payment Date subsequent to the Business Day following the Change in Control Purchase Date or Repurchase Date, as the case may be, if the requirements of the immediately preceding sentence are satisfied.

7. Notice of Redemption

         Notice of redemption will be given in the manner provided in the Indenture not less than 30 days nor more than 60 days prior to the Redemption Date. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date, plus (unless the Redemption Date is an Interest Payment Date) accrued and unpaid interest to but excluding the Redemption Date, is deposited with the Paying Agent prior to or on the Redemption Date, then interest ceases to accrue on such Notes or portions thereof on and after such Redemption Date, and the Holders thereof shall have no other rights as such (other than the right to receive the Redemption Price according to the Indenture upon surrender of such Note, plus accrued and unpaid interest to but excluding the Redemption Date, subject always to the right of Holders as of the immediate preceding Regular Record Date to receive such accrued and unpaid interest if the Redemption Date is an Interest Payment Date). No interest on redeemed Notes will be payable by the Company on any Interest Payment Date subsequent to the Redemption Date. Notes in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

8. Conversion

         Subject to the provisions of the Indenture and this paragraph 8 and to the prior redemption or repurchase of any Note, a Holder of such Note may convert it into Common Stock, but only before the close of business on May 1, 2033 and only upon the occurrence of one of the events set forth in Section 1501 of the Indenture. A Note in respect of which a Holder has delivered a Change in Control Purchase Notice or Repurchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The number of shares of Common Stock to be delivered upon conversion of a Note into Common Stock per $1,000 of Principal Amount shall be equal to the Conversion Rate. The initial Conversion Rate is 38.9045 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will pay cash in lieu of any fractional share of Common Stock. Each Holder's rights to convert Notes into Common Stock are subject to the Company's right to elect instead to pay each such Holder the amount of cash determined pursuant to Article Fifteen of the Indenture (or a combination of cash and Common Stock) in lieu of delivering such Common Stock.

         To convert a Note, a Holder must (i) complete and manually sign the conversion notice on the back of the Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent (or the office or agency referred to in Section 1002 of the Indenture) or, in the case of a Global Note, deliver a conversion notice according to the procedures of The Depository Trust Company ("DTC" or the "Depositary," which term includes any successor thereto), (ii) surrender the Note to a Conversion Agent by physical delivery or, in the case of a Global Note, according to the procedures of the Depositary, (iii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee, (iv) make any payment required pursuant to the second succeeding paragraph and (v) pay any transfer or similar tax, if required. Conversion through the Depositary's book-entry conversion program is available for any Note that is held in an account maintained at the Depositary by any financial institution that is a participant in the Depositary.

         A Holder may convert a portion of a Note if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Except as provided in the next paragraph, no Holder of Notes will be entitled, upon conversion of any Note, to any actual cash payment or adjustment to the shares of Common Stock into which such Note is convertible on account of accrued and unpaid interest or on account of dividends on shares of Common Stock issued in connection with the conversion the record date for which occurred prior to the Conversion Date. On conversion of a Note, that portion of accrued and unpaid interest attributable to the period from (x) the later of the Issue Date and the date on which interest was last paid to (y) the Conversion Date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock and any cash payment for fractional shares (or cash or a combination of cash and Common Stock in lieu thereof as permitted by the Indenture) in exchange for the Note being converted pursuant to the terms hereof, and the Fair Market Value of such Common Stock and any cash payment for fractional shares (or cash or a combination of cash and Common Stock in lieu thereof as permitted by the Indenture) shall be treated as issued or paid, to the extent thereof, first in exchange for the interest accrued through the Conversion Date, and the balance, if any, of such Fair Market Value shall be treated as issued in exchange for the Principal Amount of the Note being converted pursuant to the provisions hereof.

         Notwithstanding the preceding paragraph, if the Conversion Date occurs after the close of business on a Regular Record Date but prior to the opening of business on the next succeeding Interest Payment Date, Holders of Notes at the close of business on such Regular Record Date will receive the interest payment on their Notes on the corresponding Interest Payment Date notwithstanding the conversion. Such Notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made if (1) the Company has specified a Redemption Date that is after such Regular Record Date and prior to the next Interest Payment Date, (2) the Company has specified a Change in Control Purchase Date that is during such period or (3) only to the extent of overdue interest, any overdue interest exists at the time of conversion with respect to such Note. In addition, if the Conversion Date occurs on an Interest Payment Date, the Notes to be converted, upon surrender for conversion, must be accompanied by funds equal to the dividends on the shares of Common Stock issued in connection with the conversion the record date for which is the Conversion Date.

         The Conversion Rate will be adjusted for (i) dividends or distributions on Common Stock payable in Common Stock or other Capital Stock of the Company,
(ii) subdivisions, combinations or certain reclassifications of Common Stock,
(iii) distributions to all holders of Common Stock of certain rights, warrants or options to purchase Common Stock or securities convertible into Common Stock for a period expiring within 60 days after the applicable record date for such distribution at a price per share less than the Sale Price at the Time of Determination, (iv) distributions to all holders of Common Stock of assets or debt securities of the Company or certain rights, warrants or options to purchase securities of the Company (excluding distributions to which any of the preceding three clauses apply and certain cash dividends or other cash distributions), (v) cash distributions to substantially all holders of Common Stock that, together with all other all-cash distributions and consideration payable in respect of any tender or exchange offer by the Company or one of its Subsidiaries for Common Stock made within the preceding twelve months, exceeds 5.0% of the Company' s aggregate Market Capitalization on the date of the distribution, and (vi) repurchases (including by way of a tender offer) of Common Stock which involve an aggregate consideration that, together with (a) any cash and other consideration payable in respect of any tender or exchange offer by the Company or one of its Subsidiaries for Common Stock concluded within the preceding twelve months and (b) the amount of any all-cash distributions to all holders of Common Stock made within the preceding twelve months, exceeds 5.0% of the Company's aggregate Market Capitalization on the date of such repurchase. However, no adjustment need be made if Holders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation, merger or binding share exchange of the type specified in the Indenture, or certain transfers of all or substantially all of its assets to another Person, or in certain other circumstances described in the Indenture, the right to convert a Note into Common Stock may be changed into a right to convert it into the kind and amount of securities, cash or other assets that the Holder would have received if the Holder had converted such Holder's Notes immediately prior to such transaction.

9. Conversion Arrangement on Call for Redemption

         Any Notes called for redemption, unless surrendered for conversion before the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, plus (unless the Redemption Date is an Interest Payment Date) accrued and unpaid interest to but excluding the Redemption Date, by one or more investment banks or other purchasers who may agree with the Company to purchase such Notes from the

Holders and to make payment for such Notes to the Trustee in trust for such Holders.

10. Denominations; Transfer; Exchange

         The Notes initially issued are in permanent global form. Under certain circumstances described in the Indenture, Notes may also be issued in the form of certificated Notes in fully registered form, without coupons, in minimum denominations of $1,000 Principal Amount or in integral multiples thereof. A Holder may register a transfer or exchange of Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental changes required by law or permitted by the Indenture. The Security Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Repurchase Notice or a Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

11. Persons Deemed Owners

         The registered Holder of this Note may be treated as the owner of this Note for all purposes, except as otherwise provided in Section 203 of the Indenture.

12. Unclaimed Money for Notes

         Any money or other consideration deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any amount with respect to the Notes and remaining unclaimed for three years after such amounts have become due and payable shall be paid to the Company on Company Request (unless otherwise required by mandatory provisions of the applicable escheat or abandoned or unclaimed property law), or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that, if any Notes then Outstanding are in certificated form, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in The Borough of Manhattan, The City of New York, and in such other Authorized Newspapers as the Trustee shall deem appropriate, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will (unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law) be repaid to the Company.

13. Amendment; Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes in certain respects set forth in the Indenture.

14. Defaults and Remedies

         Under the Indenture, Events of Default include (i) default in the payment of interest that continues for a period of 30 days; (ii) default in (a) the payment (other than payment in shares of Common Stock or cash in lieu of fractional interests in shares of Common Stock, which is covered by clause (b) of this sentence) of the Principal Amount, Redemption Price, Purchase Price or Change in Control Purchase Price with respect to any Note when the same becomes due and payable or (b) the delivery of shares of Common Stock (or cash in lieu of fractional interests in shares of Common Stock) in accordance with the terms of the Indenture when such Common Stock or cash is required to be delivered following conversion or repurchase of a Note and such default is not remedied for a period of 10 days; (iii) failure by the Company to comply with the provisions of Sections 801 and 1110 of the Indenture; (iv) failure by the Company or any Subsidiary Guarantor for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Subsidiary Guarantee in accordance with the Indenture); (vi) failure by the Company or any of its Subsidiaries to pay Indebtedness (other than Non-Recourse Indebtedness or Limited Recourse Indebtedness) of the Company or any Subsidiary when due within the applicable grace period, or the acceleration of such Indebtedness, which Indebtedness exceeds $10 million in the aggregate; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries that constitute a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary. If an Event of Default occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding may declare the Principal Amount of the Notes to be due and payable immediately, except that, in the case of an Event of Default specified in clause (iv) above, if the Event of Default affects more than one series of Securities, the Trustee, or the Holders of not less than 25% in principal amount of the Outstanding Securities, of all series of Securities shall be required to make such declaration Certain events of bankruptcy or insolvency are Events of Default that will result in the Principal Amount of the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

         As set forth in, and subject to the provisions of, the Indenture, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless certain conditions set forth in the Indenture have been satisfied. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations (including that, in some cases, a majority in principal amount of all Outstanding Securities is required), Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting certain proceedings, or exercising any trust or power conferred on the Trustee.

15. Trustee Dealings with the Company

         Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

16. Authentication

         This Note shall not be valid until an authorized officer of the Trustee manually signs the Certificate of Authentication on the other side of this Note.

17. Additional Amounts

         The Company is not obligated to pay Additional Amounts with respect to the Notes.

18. Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and UNIF TRANS MIN ACT (=Uniform Transfers to Minors Act).

19. Governing Law

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[20. Registration Rights Agreement

         The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated April 28, 2003, between the Company and Morgan Stanley & Co. Incorporated.]+

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                  Pride International, Inc.
                  5847 San Felipe, Suite 3300
                  Houston, Texas 77057
                  Attention: General Counsel

------------------------------------
+ On Transfer Restricted Notes only.

                                CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box: [ ]

To convert only part of this Note, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$_______________________________

         If you want the share certificate made out in another Person's name, fill in the form below:

         ---------------------------

         ---------------------------

                                 (Insert other Person's soc. sec. or tax ID no.)

___________________________
___________________________
___________________________
___________________________
(Print or type other Person's name, address and zip code)

________________________________________________________________________________

Date:_____________________ Your Signature:_______________________
                           (Sign exactly as your name appears on the face of this Note)
Signature Guarantee:____________________________________________________________
                        (Participant in a Recognized Signature
                             Guarantee Medallion Program)

                                 TRANSFER NOTICE

This Transfer Notice relates to $______________________ Principal Amount of the 3 1/4% Senior Convertible Notes Due 2033 of Pride International, Inc., a Delaware corporation, held by ______________________________ (the "Transferor").

                  (I) or (we) assign and transfer this Note to

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

and irrevocably appoint _______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature: ________________________________________________________________
(Sign exactly as your name appears on the other side of this Note)

Date: ___________

Signature Guarantee:____________________________________________________________
                       (Participant in a Recognized Signature
                           Guarantee Medallion Program)

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

(1)[ ]   to Pride International, Inc.; or

(2)[ ] to a "qualified institutional buyer" pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended, that is purchasing for its own account or for the account of a "qualified institutional buyer" to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A; or

(3)[ ] pursuant to an exemption from the registration requirements of the Securities Act of 1933 provided by Rule 144 under the Securities Act; or

(4)[ ] pursuant to an effective registration statement under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that the Trustee may require, prior to registering any such transfer of the Notes such legal opinions (if box (3) is checked), certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

         Unless the box below is checked, the undersigned confirms that such
         Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

(5)[ ]   The transferee is an Affiliate of the Company.

Signature: ___________________________________

Date: ___________

Signature Guarantee:____________________________________________________________
                       (Participant in a Recognized Signature
                           Guarantee Medallion Program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned (i) represents and warrants that it is purchasing this Note for its own account or for an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, (ii) is aware that the sale to it is being made in reliance on Rule 144,
(iii) acknowledges that this Note and the Common Stock issuable upon conversion thereof have not been registered under the Securities Act and may not be sold except in compliance with the legend on the face of this Note and that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and (iv) is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_______________

[Signature of executive officer of purchaser]
Name:_______________________________
Title:______________________________

                       OPTION OF HOLDER TO ELECT PURCHASE
                             UPON CHANGE IN CONTROL

         If you want to elect to have this Note purchased by the Company pursuant to Section 1110 of the Indenture, check this box: [ ]

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1110 of the Indenture, state the Principal Amount you elect to have purchased: $_____________________ (in multiples of $1,000)

Date:_____________                  Your Signature: ______________________
                  (Sign exactly as your name appears on the Note)

                  Tax Identification No.:_____________________


Signature Guarantee:____________________________________________________________
                       (Participant in a Recognized Signature
                           Guarantee Medallion Program)

                      [SCHEDULE OF EXCHANGES OF SECURITIES

         The following exchanges of a part of this Global Note for other Notes have been made:

                                                            Principal Amount     Signature of
                                                                 of this          authorized
                   Amount of              Amount of            Global Note          officer
                  decrease in            increase in            following        of Trustee or
 Date of      Principal Amount of    Principal Amount of      such decrease        Security
Exchange        this Global Note      this Global Note        (or increase)        Custodian
--------        ----------------      ----------------        -------------        ---------

]*

                                    EXHIBIT B

                    FORM OF NOTATION OF SUBSIDIARY GUARANTEE

         Each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company thereunder, that: (a) the principal of and any premium and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

         The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee are expressly set forth in Article Fourteen of the Indenture, and reference is hereby made to such Article for the precise terms of this Subsidiary Guarantee. The terms of Article Fourteen of the Indenture are incorporated herein by reference.

         This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the Trustee and the Holders of Notes and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Notwithstanding the foregoing, the Subsidiary Guarantees may be discharged in accordance with Article Four of the Indenture and any Subsidiary Guarantor that satisfies the provisions of Section 1404 of the Indenture shall be released of its obligations hereunder. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         For purposes hereof, each Subsidiary Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the obligations of the Company under the Notes and the Indenture and
(ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Act and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

         Capitalized terms used herein have the same meanings given in that certain Indenture dated as of May 1, 1997 between Pride International, Inc. (formerly Pride Petroleum Services, Inc.) and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee, as supplemented by the Sixth Supplemental Indenture dated as of April 28, 2003 between Pride International, Inc. and JPMorgan Chase Bank, as Trustee, and as otherwise supplemented with applicability with respect to the Notes, unless otherwise indicated.

                                             [Name of Subsidiary Guarantor]

                                             By:___________________________
                                             Name:_________________________
                                             Title:________________________

                                      B-2